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                                                                    Exhibit 99.1

KIRKLAND & ELLIS LLP
Citigroup Center
153 East 53rd Street
New York, New York 10022-4675
Telephone: (212) 446-4800
Facsimile: (212) 446-4900
Richard L. Wynne (RW-5630)

KIRKLAND & ELLIS LLP
777 South Figueroa Street
Los Angeles, California 90017
Telephone: (213) 680-8400
Facsimile: (213) 680-8500
Sharon M. Kopman (SK-3295)

Reorganization Counsel for Debtors and
Debtors in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
------------------------------------------ x Chapter 11
In re:                                     :
                                           : Case No. 03-15261 (SMB)
DDI CORP., et al.,                         :
                                           : (Jointly Administered with Case No.
                         Debtors.          :  03-15260)
------------------------------------------ x

           DEBTORS' AMENDED FIRST AMENDED JOINT PLAN OF REORGANIZATION
                           DATED AS OF AUGUST 30, 2003

                                TABLE OF CONTENTS

I.    INTRODUCTION........................................................................1

II.   DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTION...............................2
      2.1     Definitions.................................................................2
      2.2     Rules of Construction......................................................28
      2.3     Plan Documentary Supplement................................................29
      2.4     Exhibits...................................................................29

III.  JOINT PLAN; NO SUBSTANTIVE CONSOLIDATION...........................................29

IV.   UNCLASSIFIED CLAIMS................................................................30
      4.1     Administrative Claims......................................................30
      4.2     Superpriority Administrative Expense Claim.................................32
      4.3     Priority Tax Claims........................................................32
      4.4     Indenture Trustee Fee Claim................................................32

V.    CLASSIFICATION OF CLAIMS AND INTERESTS.............................................33
      5.1     General Overview...........................................................33

VI.   PROVISIONS FOR THE TREATMENT OF CLAIMS AND INTERESTS...............................34
      6.1     Class 1 - Allowed Class 1 Claims (Unimpaired)..............................34
      6.2     Class 2 - Other Secured Claims (Unimpaired)................................35
      6.3     Class 3 - Other Priority Claims (Unimpaired)...............................35
      6.4     Class 4 - Allowed Unsecured Claims Not Classified in Classes 5, 6a or 6b
              (Unimpaired)...............................................................36
      6.5     Class 5 - Allowed Class 5 Claims - Senior Discount Notes (Impaired)........36
      6.6     Class 6a - Allowed Class 6a Claims - 5.25% Convertible Subordinated
              Notes (Impaired)...........................................................37
      6.7     Class 6b - Allowed Class 6b Claims - 6.25% Convertible Subordinated
              Notes (Impaired)...........................................................37
      6.8     Class 7 - Allowed Equity Interests - Existing DDi Corp. Common Stock
              (Impaired).................................................................38

VII.  ACCEPTANCE OR REJECTION OF THE PLAN................................................38
      7.1     Introduction...............................................................38
      7.2     Who May Object to Confirmation of the Plan.................................39
      7.3     Who May Vote to Accept/Reject the Plan.....................................39

VIII. MEANS FOR IMPLEMENTING THE PLAN....................................................40
      8.1     Introduction...............................................................40
      8.2     The Reorganized Debtors....................................................41
      8.3     Issuance of New Common Stock...............................................41
      8.4     Issuance of Secured Lender Warrants........................................41
      8.5     Issuance of Senior Discount Warrants.......................................42
      8.6     Issuance of Management Options Under Management Incentive Plan.............42
      8.7     Issuance of New Preferred Stock or New DDi Corp. Preferred Stock...........43

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
      8.8     Amended and Restated Articles or Certificate of Incorporation or
              Charter and Bylaws.........................................................43
      8.9     Treatment of the Senior Debt Parties Under the Pre-Restructuring Loan
              Documents..................................................................44
      8.10    Treatment of the Senior Discount Note Holders..............................44
      8.11    Funding of the Plan........................................................45
      8.12    Management/Board of Directors..............................................45
      8.13    Corporate Actions..........................................................48
      8.14    Revesting of Assets........................................................49
      8.15    Cancellation of Existing Securities and Agreements.........................49
      8.16    Preservation of Rights of Action; Settlement of Litigation Claims..........50

IX.   DISTRIBUTIONS......................................................................51
      9.1     Distribution Agent.........................................................51
      9.2     Distributions..............................................................51
      9.3     Old Instruments and Securities.............................................52
      9.4     De Minimis Distributions and Fractional Shares.............................53
      9.5     Delivery of Distributions..................................................53
      9.6     Undeliverable Distributions................................................54
      9.7     Disposition of Unclaimed Property..........................................55
      9.8     Effect of Distribution Record Date.........................................56
      9.9     Setoffs....................................................................56

X.    OBJECTIONS TO CLAIMS AND DISPUTED CLAIMS...........................................57
      10.1    Objections to Claims.......................................................57
      10.2    Treatment of Disputed Claims...............................................57

XI.   EFFECT OF CONFIRMATION OF PLAN.....................................................57
      11.1    Discharge..................................................................57
      11.2    Injunction.................................................................58

XII.  LIMITATION OF LIABILITY AND RELEASES...............................................59
      12.1    No Liability for Solicitation or Participation.............................59
      12.2    Good Faith Finding.........................................................59
      12.3    Exculpation/Limitation of Liability........................................59
      12.4    Debtors' Releases and Injunction...........................................60
      12.5    Releases and Injunction....................................................61

XIII. CONDITIONS TO CONFIRMATION AND EFFECTIVENESS.......................................63
      13.1    Conditions Precedent to Plan Confirmation..................................63
      13.2    Conditions Precedent to Plan Effectiveness.................................63
      13.3    Waiver of Conditions.......................................................64

XIV.  RETENTION OF JURISDICTION..........................................................64
      14.1    Retention of Jurisdiction..................................................64

XV.   MODIFICATION OR WITHDRAWAL OF PLAN.................................................66
      15.1    Modification of Plan.......................................................66
      15.2    Termination Events.........................................................66
      15.3    Nonconsensual Confirmation.................................................67

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
XVI.  MISCELLANEOUS......................................................................67
      16.1    Payment of Statutory Fees..................................................67
      16.2    Payment Dates..............................................................67
      16.3    Headings...................................................................67
      16.4    Other Documents and Actions................................................68
      16.5    Notices....................................................................68
      16.6    Governing Law..............................................................70
      16.7    Binding Effect.............................................................70
      16.8    Successors and Assigns.....................................................70
      16.9    No Waiver..................................................................71
      16.10   Exemption from Securities Laws.............................................71
      16.11   Inconsistencies............................................................71
      16.12   Exemption from Certain Transfer Taxes and Recording Fees...................71
      16.13   Post-Confirmation Conversion/Dismissal.....................................72
      16.14   Final Decree...............................................................72

                                      iii

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                                    Exhibits

Exhibit 1 - Term Sheet for Management Incentive Plan
Exhibit 2 - Term Sheet for Common Equity
Exhibit 3 - Term Sheet for Preferred Equity
Exhibit 4 - Term Sheet for Senior Discount Notes
Exhibit 5 - Term Sheet for the Restructuring of the Pre-Restructuring Bank
            Indebtedness
Exhibit 6 - Summary of Terms and Conditions of Financial Restructuring of
            DDi Corp. and its Affiliates
Exhibit 7 - Plan Support Agreement (as amended)
Exhibit 8 - Senior Discount Note Holder Plan Support Agreement

           List Of Plan Documents To Be Filed After The Petition Date

Document                                Date Filed
--------                                ----------
Secured Lender Warrant Agreement        At least 10 business days  prior to
                                        Confirmation Hearing
Senior Discount Warrant Agreement       At least 10 business days prior to
                                        Confirmation Hearing
New DDi Corp. Guarantee and Pledge      At least 10 business days prior to
Agreement                               Confirmation Hearing
New Senior Accreting Note Indenture     At least 10 business days prior to
                                        Confirmation Hearing
Management Incentive Plan               At least 10 business days prior to
                                        Confirmation Hearing
Amended and Restated DDi Corp.          At least 10 business days prior to
Certificate of Incorporation            Confirmation Hearing
Amended and Restated DDi Corp. Bylaws   At least 10 business days prior to
                                        Confirmation Hearing
Amended and Restated DDi Corp.          At least 10 business days prior to
Articles of Incorporation               Confirmation Hearing
Amended and Restated DDi Europe         At least 10 business days prior to
Articles of Association (to be          Confirmation Hearing
effective only if the Modified
Structure is not implemented)
Any Other Plan Documents Deemed         At least 10 business days prior to
Necessary                               Confirmation Hearing

                                I. INTRODUCTION

     On August 20, 2003 (the "Petition Date"), DDi, Corp., a Delaware corporation ("DDi Corp.) and DDi Capital Corp., a California corporation (DDi Capital, and together with DDi Corp., the "Debtors" and "Debtors-in-Possession" and each a "Debtor" and "Debtor-in-Possession"), filed separate voluntary petitions under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (collectively, the "Chapter 11 Cases"). Each of the Debtors is a holding company that operates through their non-debtor operating subsidiaries. As of the Petition Date, Debtors' total North American debt equaled approximately $300 million, consisting of approximately $210.6 million in principal plus accrued and unpaid interest owing by DDi Corp. to the Holders of the Convertible Subordinated Notes (as defined below), approximately $17.7 million in principal plus accrued and unpaid interest owing by DDi Capital to Holders of the Senior Discount Notes (as defined below) and a guarantee of the Pre-Restructuring Bank Indebtedness (as defined below) by DDi Capital and substantially all of DDi Capital's subsidiaries. On August 21, 2003, the United States Bankruptcy Court entered an order authorizing the joint administration of the Debtors' Chapter 11 Cases.

     The document that you are reading is the Debtors' First Amended Joint Plan of Reorganization dated as of August 30, 2003. The Plan (as defined below) provides for the preservation of the Debtors' businesses through a comprehensive reorganization and debt recapitalization. Under the Plan, the claims of creditors will be paid, either in full or in part, through issuance of cash, debt or equity interests in Reorganized DDi Corp. (as defined below) and DDi Europe (as defined below) and will otherwise be discharged.

     Sent to you in the same envelope with this document is the Debtors' Joint Disclosure Statement. The Disclosure Statement (as defined below) has been approved by the Bankruptcy Court and it is being provided along with the Plan in order to provide you with critical information about the Debtors and to help you understand the Plan. The Disclosure Statement discusses the Debtors' history, businesses, properties, and results of operations and contains a summary and discussion of this Plan. Holders of Claims (as defined below) and Equity Interests (as defined

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below) are encouraged to read the Disclosure Statement. No solicitation materials, other than the Disclosure Statement and related materials transmitted therewith and approved for solicitation purposes by the Bankruptcy Court, have been authorized for use in soliciting acceptances or rejections of this Plan.

     The Ad Hoc Convertible Note Holder Committee (as defined below), DDi Europe, DDi Intermediate Holdings Corp., Dynamic Details, Incorporated and Dynamic Details, Incorporated, Silicon Valley are co-sponsors of the Plan (the "Co-Sponsors"), with the rights of Plan proponents. This means that these groups have participated in the development of the Plan, and they have agreed to perform certain obligations in connection with the Plan provided that the Plan is confirmed by the Bankruptcy Court and certain other conditions are satisfied.

            II. DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTION

     2.1 Definitions.

     The following defined terms are used in this document. Any capitalized term used but not defined herein, but that is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to it in the Bankruptcy Code or Bankruptcy Rules.

          2.1.1 5.25% Convertible Subordinated Debt Parties. The 5.25% Convertible Subordinated Note Holders, the 5.25% Underwriters and the 5.25% Trustee.

          2.1.2 5.25% Convertible Subordinated Notes. The 5.25% Convertible Subordinated Notes due 2008 issued by DDi Corp.

          2.1.3 5.25% Convertible Subordinated Note Indenture. That certain subordinated indenture dated as of February 20, 2001 (as amended, restated, supplemented, or otherwise modified from time to time prior to the Effective
Date), by and between DDi Corp. and the 5.25% Trustee, pursuant to which the 5.25% Convertible Subordinated Notes were issued.

          2.1.4 5.25% Convertible Subordinated Note Holders. All Holders of the 5.25% Convertible Subordinated Notes.

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          2.1.5 5.25% Trustee. U.S. Bank National Association, as successor in interest to The State Street Bank and Trust Company, in its capacity as indenture trustee under the 5.25% Convertible Subordinated Note Indenture.

          2.1.6 5.25% Underwriters. Credit Suisse First Boston Corp. and Robertson Stephens, Inc. as underwriters of the 5.25% Convertible Subordinated Notes.

          2.1.7 6.25% Convertible Subordinated Debt Parties. The 6.25% Convertible Subordinated Note Holders, the 6.25% Underwriters and the 6.25% Trustee.

          2.1.8 6.25% Convertible Subordinated Notes. The 6.25% Convertible Subordinated Notes due 2007 issued by DDi Corp.

          2.1.9 6.25% Convertible Subordinated Note Indenture. That certain indenture dated as of April 2, 2002 (as amended, restated, supplemented, or otherwise modified from time to time prior to the Effective Date), by and between DDi Corp. and the 6.25% Trustee, pursuant to which the 6.25% Convertible Subordinated Notes were issued.

          2.1.10 6.25% Convertible Subordinated Note Holders. All Holders of the 6.25% Convertible Subordinated Notes.

          2.1.11 6.25% Trustee. U.S. Bank National Association, as successor in interest to The State Street Bank and Trust Company, in its capacity as indenture trustee under the 6.25% Convertible Subordinated Note Indenture.

          2.1.12 6.25% Underwriters. Robertson Stephens, Inc. and JPMorgan Securities, Inc. as underwriters of the 6.25% Convertible Subordinated Notes.

          2.1.13 Ad Hoc Convertible Note Holder Committee. The group of Holders of Convertible Subordinated Notes who formed a committee chaired by Tablerock Fund Management, LLC. and represented by Stutman, Treister & Glatt Professional Corporation.

          2.1.14 Ad Hoc Senior Discount Note Holder Committee. The group of Holders of the Senior Discount Notes, AIG Global Investment Corp. and JPMorgan Partners (BHCA), L.P., who formed a committee represented by Hahn & Hessen LLP.

          2.1.15 Ad Hoc Committees. Collectively, the Ad Hoc Convertible Note Holder Committee and Ad Hoc Senior Discount Note Holder Committee.

          2.1.16 Administrative Agent. JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), in its capacity as the arranger of the Commitments (as defined in the Pre-Restructuring Loan Documents), and as collateral, co-syndication, and administrative agent for the Secured Lenders.

          2.1.17 Administrative Claim. Any Claim for any cost or expense of administration of the Cases allowable under section 330, 331, 503(b), or 507(a)(1) of the Bankruptcy Code, and the fees and expenses relating to the Ad Hoc Committees, including without limitation, any actual and necessary post-petition expenses of preserving the Estates of the Debtors, any actual and necessary post-petition expenses of operating the business of the Debtors in Possession including post-petition taxes, all compensation or reimbursement of expenses to the extent allowed by the Bankruptcy Court under sections 330, 331, or 503 of the Bankruptcy Code, the fees and expenses of each Professional retained by the Ad Hoc Committees which retentions have been approved by the Debtors and the Required Lenders, and the expenses of the members of the Ad Hoc Committees as each would be allowed under section 503(b) of the Bankruptcy Code if the Ad Hoc Committees were official committees under section 1102 of the Bankruptcy Code, and any fees or charges assessed against the Estates of the Debtors under section 1930 of Title 28 of the United States Code.

          2.1.18 Administrative Claims Bar Date. The last date or dates fixed by the Plan or the Bankruptcy Court for filing proofs or requests for payment of certain Administrative Claims pursuant to Section 4.1.2 of the Plan, Rule 3003(c)(3) of the Bankruptcy Rules, or any order of the Bankruptcy Court.

          2.1.19 Affiliate. "Affiliate" shall have the meaning set forth in section 101(2) of the Bankruptcy Code.

          2.1.20 Allowed. When used to describe aClaim or Claims, such Claim or Claims to the extent that it or they are an "Allowed Claim" or "Allowed Claims."

          2.1.21 Allowed Class 1 Claims. Each of the Secured Lenders shall, for purposes of distribution and treatment under the Plan, be deemed to have an Allowed Claim under Class 1 for DDi Capital's guarantee of the Pre-Restructuring Loan Documents and Pre-Restructuring Bank Indebtedness, which guarantee is secured by a pledge of the stock of Details, and need not file a proof of claim with respect thereto.

          2.1.22 Allowed Class 5 Claims. A beneficial owner of the Senior Discount Notes of record as of the Effective Date shall, for purposes of distribution and treatment under the Plan, be deemed to have an Allowed Claim under Class 5 for the outstanding principal amount of the Senior Discount Notes and the Existing Senior Discount Note Indenture owned by such beneficial owner plus accrued and unpaid interest as of the Petition Date, and need not file a proof of claim with respect thereto.

          2.1.23 Allowed Class 6a Claims. A beneficial owner of the 5.25% Convertible Subordinated Notes of record as of the Effective Date shall, for purposes of distribution and treatment under the Plan, be deemed to have an Allowed Claim under Class 6a for the outstanding principal amount of the 5.25% Convertible Subordinated Notes and the 5.25% Convertible Subordinated Note Indenture owned by such beneficial owner plus accrued and unpaid interest as of the Petition Date, and need not file a proof of claim with respect thereto.

          2.1.24 Allowed Class 6b Claims. A beneficial owner of the 6.25% Convertible Subordinated Notes of record as of the Effective Date shall, for purposes of distribution and treatment under the Plan, be deemed to have an Allowed Claim under Class 6b for the outstanding principal amount of the 6.25% Convertible Subordinated Notes and the 6.25% Convertible Subordinated Note Indenture owned by such beneficial owner plus accrued and unpaid interest as of the Petition Date, and need not file a proof of claim with respect thereto.

          2.1.25 Allowed Amount shall mean:

               (i) with respect to any Administrative Claim (i) if the Claim is based upon a Fee Application, the amount of such Fee Application that has been approved by a Final Order of the Bankruptcy Court;(ii) if the Claim is based upon any indebtedness or obligation incurred in the ordinary course of business of the Debtors and is not otherwise subject to an Administrative Claim Bar Date, the amount of such Claim that has been agreed to by the Debtors and such creditor, failing which, the amount thereof as fixed by a Final Order of the Bankruptcy Court; or (iii) if the Holder of such Claim was required to file and has filed proof thereof with the Bankruptcy Court prior to an Administrative Claim Bar Date, (l) the amount stated in such proof if no objection to such proof of claim is interposed within the applicable period of time fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or (2) the amount thereof as fixed by Final Order of the Bankruptcy Court if an objection to such proof was interposed within the applicable period of time fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court. The Allowed Amount of any Administrative Claim which is subject to an Administrative Claims Bar Date and not filed by the applicable Administrative Claims Bar Date shall be zero, and no distribution shall be made on account of any such Administrative Claim;

               (ii) with respect to any Claim which is not an Administrative Claim, a Deficiency Claim, Allowed Class 1 Claim, Allowed Class 5 Claim, Allowed Class 6a Claim or Allowed Class 6b Claim (all "Other Claim"): (i) if the Holder of such Other Claim did not file proof thereof with the Bankruptcy Court on or before the Claims Bar Date, the amount of such Claim as listed in the Debtors' Schedules as neither disputed, contingent or unliquidated; or (ii) if the Holder of such Claim has filed proof thereof with the Bankruptcy Court on or before the Claims Bar Date, (a) the amount stated in such proof if no objection to such proof of claim was interposed within the applicable period of time fixed by the Bankruptcy Code, the Bankruptcy Rules, the Plan or the Bankruptcy Court, or (b) the amount thereof as fixed by Final Order of the Bankruptcy Court if an objection to such proof was interposed within the applicable period of time fixed by the Bankruptcy Code, the Bankruptcy Rules, the Plan or the Bankruptcy Court. The Allowed Amount of any Other Claim which is not filed by the applicable Claims Bar Date, is not listed on the Debtors' Schedules, is listed as disputed, unliquidated, contingent, unknown or in a zero amount or is not allowed under the terms of the Plan, shall be zero, and no distribution shall be made on account of any such Claim;

               (iii) with respect to any Deficiency Claim, the amount thereof as fixed by Final Order of the Bankruptcy Court. The Allowed Amount of any Deficiency Claim which is not filed by the Claims Bar Date shall be zero, and no distribution shall be made on account of any such Deficiency Claim;

               (iv) with respect to any Allowed Class 5 Claims, Allowed Class 6a Claims and Allowed Class 6b Claims, the outstanding principal amount plus any accrued and unpaid interest due under their respective agreements as of the Petition Date, as the case may be;

               (v) with respect to the Allowed Class 1 Claims in the aggregate, the amount of $72,892,916.17 plus fees and interest thereon; and

               (vi) with respect to any Equity Interest, (i) the amount provided by or established in the records of the Debtors at the Confirmation Date, provided, however, that a timely filed proof of Equity Interest shall supersede any listing of such Equity Interest on the records of the Debtors; or (ii) the amount stated in a proof of Equity Interest filed prior to the Confirmation Date if no objection to such Equity Interest was filed prior to the Confirmation Date or such later date as the Bankruptcy Court allows; or (iii) the amount of such Equity Interest as fixed by a Final Order of the Bankruptcy Court.

          2.1.26 Allowed Claim. Except as otherwise provided in this Plan (including with respect to those Classes for which the amount of the Allowed Claims is specified by this Plan), a Claim to the extent (and only to the extent) of the Allowed Amount of such Claim.

          2.1.27 Allowed Claim or Allowed Class Claim. A Claim of the type specified or in the Class specified that is also an Allowed Claim (i.e., an Allowed Secured Claim is a Secured Claim that is also an Allowed Claim, and an Allowed Class 3 Claim is a Claim classified in Class 3 that is an Allowed Claim).

          2.1.28 Allowed Equity Interest. Any Equity Interest to the extent, and only to the extent, of the Allowed Amount of such Equity Interest.

          2.1.29 Allowed Superpriority Administrative Expense Claim. An Allowed Administrative Expense Claim of the Secured Lenders pursuant to Sections 503((b)(1), 507(a)

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and 507(b) of the Bankruptcy Code with priority in payment over any and all administrative expenses of the kinds specified or ordered pursuant to any provision of the Bankruptcy Code including, without limitation, sections 105, 326, 328, 330, 331 and 726 of the Bankruptcy Code, and shall at all times be senior to the rights of the Debtors, and any successor trustee or any creditor in the Chapter 11 Cases or any subsequent proceedings under the Bankruptcy Code.

          2.1.30 Amended and Restated DDi Corp. Bylaws. The amended and restated Bylaws for Reorganized DDi Corp., which shall be in the form attached as an Exhibit to the Plan Documentary Supplement.

          2.1.31 Amended and Restated DDi Corp. Certificate of Incorporation. The amended and restated certificate of incorporation of Reorganized DDi Corp., which shall be in the form attached as an Exhibit to the Plan Documentary Supplement.

          2.1.32 Amended and Restated DDi Europe Articles of Association. The amended and restated articles of association of DDi Europe, which shall be in the form attached as an Exhibit to the Plan Documentary Supplement.

          2.1.33 Ballots. Each of the ballot forms distributed with the Disclosure Statement to each Holder of an impaired Claim or Equity Interest (other than to Holders not entitled to vote on the Plan) upon which is to be indicated among other things, acceptance or rejection of the Plan.

          2.1.34 Bankruptcy Code. The Bankruptcy Reform Act of 1978, as amended, as set forth in Title 11 of the United States Code, 11 U.S.C. (S)(S) 101 et seq., as applicable to the Cases.

          2.1.35 Bankruptcy Court. The United States Bankruptcy Court for the Southern District of New York, having jurisdiction over the Cases and, to the extent of any withdrawal of the reference made pursuant to section 157 of Title 28 of the United States Code, the United States District Court for the Southern District of New York, or, in the event such courts cease to exercise jurisdiction over the Cases, such court or unit thereof that exercises jurisdiction over the Cases in lieu thereof.

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          2.1.36 Bankruptcy Rules. Collectively, as now in effect or thereafter amended and as applicable to the Cases, (i) the Federal Rules of Bankruptcy Procedure, and (ii) the Local Bankruptcy Rules and General Orders applicable to cases pending before the Bankruptcy Court.

          2.1.37 Borrowers. Dynamic Details, Incorporated, a California corporation, and Dynamic Details, Incorporated, Silicon Valley, a Delaware corporation, as borrowers under the Pre-Restructuring Loan Documents.

          2.1.38 BOS. The Governor and Company of the Bank of Scotland, in its various capacities under the BOS Credit Facility.

          2.1.39 BOS Consent. The consent of BOS, pursuant to the BOS Credit Facility, to the issuance of New Preferred Stock by DDi Europe, which shall be in form and substance reasonably satisfactory to the Co-Sponsors and the Required Lenders; provided, however, that if BOS consents to the issuance of the New Preferred Stock that is in strict conformity with the terms and conditions set forth in Exhibit "3" attached hereto and no other terms and conditions of such consent shall modify the terms and conditions set forth in such Exhibit "3", such consent shall be deemed in form and substance reasonably satisfactory to the Required Lenders provided that a copy of such consent shall have been provided to the Secured Lenders within a reasonable time prior to it becoming effective.

          2.1.40 BOS Credit Facility. That certain Amended and Restated Facilities Agreement dated as of May 27, 1999 by and between DDi Europe and BOS.

          2.1.41 Budget and Funding Agreement. That certain Budget and Funding Agreement, dated as of August 1, 2003 by and among the Debtors, Details, DDISV, each Subsidiary Guarantor (as defined therein), the Administrative Agent and the Professionals (as defined therein) signatory thereto.

          2.1.42 Business Day. Any day, other than a Saturday, a Sunday or a "legal holiday," as defined in Bankruptcy Rule 9006(a).

          2.1.43 Cases. The Chapter 11 cases commenced by the Debtors on the Petition Date and pending before the Bankruptcy Court.

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          2.1.44 Cash. Currency of the United States of America and cash equivalents, including, but not limited to, bank deposits, immediately available or cleared checks, drafts, wire transfers and other similar forms of payment.

          2.1.45 Causes of Action. All actions, causes of action, omissions, courses of conduct, suits, debts, dues, sums of money, accounts, reckoning, bonds, bills, specialties, covenants, contracts, variances, trespasses, damages, judgments, extents, executions, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payments, Claims and demands whatsoever in law, admiralty, equity or otherwise, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively in law, equity or otherwise.

          2.1.46 Claim. All claims (as such term is defined in Section 101(5) of the Bankruptcy Code), counterclaims, setoffs, recoupment, demands, causes of action, obligations, damages, liabilities, indebtedness, obligations, debts (as such term is defined in Section 101(13) of the Bankruptcy Code), demands, guaranties, options, rights, contractual commitments, restrictions, interests and matters of any kind and nature, and whether imposed by agreement, understanding, law, equity or otherwise, including, but not limited to, any claims that were or could have been brought under Chapter 5 of the Bankruptcy Code, whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due, and shall include (a) any right to payment from any of the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from any of the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

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          2.1.47 Claims Bar Date. For any Claim other than an Administrative
Claim, October 7, 2003, or such other deadline for filing such Claim as has been established under any order of the Bankruptcy Court.

          2.1.48 Claims Objection Deadline. The later of (i) fifteen (15) days after the Effective Date of the Plan or (ii) such greater period of limitation as may be fixed or extended by the Bankruptcy Court on request of a Debtor or Reorganized Debtor or by agreement between a Debtor or Reorganized Debtor and the Holder of the Claim.

          2.1.49 Class. Each group of Claims or Equity Interests classified in
Article V of the Plan pursuant to sections 1122 and 1123 of the Bankruptcy Code.

          2.1.50 Co-Sponsors. Co-Sponsors shall have the meaning set forth in
Section I of the Plan.

          2.1.51 Co-Syndication Agent. Bankers Trust Company as documentation and co-syndication agent of the Pre-Restructuring Loan Documents.

          2.1.52 Collateral. Any property or interest in property of the Debtors' Estates subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

          2.1.53 Confirmation. Entry of the Confirmation Order by the Bankruptcy Court.

          2.1.54 Confirmation Date. The date on which the Confirmation Order is entered in the Bankruptcy Court's docket.

          2.1.55 Confirmation Hearing. The hearing to consider confirmation of the Plan pursuant to section 1128 of the Bankruptcy Code, as it may be adjourned or continued from time to time.

          2.1.56 Confirmation Order. The order entered by the Bankruptcy Court confirming the Plan in accordance with the provisions of Chapter 11 of the Bankruptcy Code, which order shall be submitted to the Court in form and substance satisfactory to the Co-Sponsors and the Required Lenders.

          2.1.57 Convertible Subordinated Notes. Collectively, the 5.25% Convertible Subordinated Notes and the 6.25% Convertible Subordinated Notes.

          2.1.58 Convertible Subordinated Note Indentures. Collectively, the 5.25% Convertible Subordinated Note Indenture and the 6.25% Convertible Subordinated Note Indenture.

          2.1.59 Convertible Subordinated Note Holders. All Holders of the Convertible Subordinated Notes.

          2.1.60 Creditor. Any Person who is the Holder of a Claim against any Debtor that arose or accrued or is deemed to have arisen or accrued or to have matured, or otherwise become due, owing, and payable on or before the Petition Date, including without limitation, Claims of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code.

          2.1.61 DDi Capital. DDi Capital Corp., a California corporation.

          2.1.62 DDi Corp. DDi Corp., a Delaware corporation.

          2.1.63 DDi Europe. DDi Europe Limited, a company registered in England and Wales and a non-debtor affiliate of DDi Corp.

          2.1.64 DDi Intermediate. DDi Intermediate Holdings Corp., a California corporation and a non-debtor affiliate of DDi Corp.

          2.1.65 DDISV. Dynamic Details, Incorporated, Silicon Valley, a Delaware corporation and a non-debtor affiliate of DDi Corp.

          2.1.66 Debtor(s). Individually or collectively, DDi Corp. and DDi Capital.

          2.1.67 Debtors-in-Possession. The Debtors when each is acting in the capacity of representative of the Estates in the Cases.

          2.1.68 Deficiency Claim. That portion of any Claim of a Creditor secured by a Lien on, security interest in or charge against property of the Estate or that is subject to setoff under the Bankruptcy Code section 553, to the extent that the value of such Creditor's interest in the Estate's interest in such property or to the extent that the amount subject to setoff, as applicable, as determined pursuant to Bankruptcy Code section 506(a), is less than the amount of the Claim.

          2.1.69 Details. Dynamic Details, Incorporated, a California corporation and a non-debtor affiliate of DDi Corp.

          2.1.70 Disclosure Statement. That certain document entitled Disclosure Statement for Plan of Reorganization of DDi Corp. and DDi Capital under Chapter 11 of the Bankruptcy Code Filed in the Cases by the Debtors, including the Exhibits attached thereto, either in its present form or as it may be amended, restated, supplemented, or otherwise modified from time to time.

          2.1.71 Disclosure Statement Hearing. The hearing(s) held pursuant to Bankruptcy Code section 1125(b) and Bankruptcy Rule 3017(a), including any continuances thereof, at which the Bankruptcy Court considered the adequacy of the Disclosure Statement.

          2.1.72 Disputed Administrative Claim. Any Administrative Claim that is not an Allowed Administrative Claim.

          2.1.73 Disputed Claim. All or any part of a Claim, other than any Allowed Amount thereof, an Administrative Claim, or the Allowed Class 1 Claims, Allowed Class 5 Claims, Allowed Class 6a Claims and the Allowed Class 6b Claims, as to which any one of the following applies: (i) no proof of claim has been filed with respect to such Claim, and either (a) the Claim is not listed in the Schedules, or (b) the Claim is listed in the Schedules as unliquidated, disputed, contingent, unknown or in a zero amount, (ii) the Claim is the subject of a timely objection or request for estimation in accordance with the Bankruptcy Code, the Bankruptcy Rules, any applicable orders of the Bankruptcy Court, or the Plan which is Filed on or before the Claims Objection Deadline, which objection or request for estimation has not been withdrawn or determined by a Final Order, or (iii) the Claim is otherwise treated as a "Disputed Claim" pursuant to this Plan. In addition, prior to the earlier of (i) the Claims Objection Deadline, and (ii) such date as the Bankruptcy Court allows the Claim pursuant to a Final Order, any Claim whose Allowed Amount is not specified under the Plan or that is not Allowed under the Plan that is evidenced by a proof of claim shall be deemed a Disputed Claim for purposes of calculating and making any distributions under this Plan if: (a) no Claim corresponding to the proof of claim is listed in the Schedules, (b) the Claim corresponding to the proof of claim is listed in the Schedules as disputed, contingent, unliquidated, unknown, or in a zero amount, (c) the amount of the Claim as specified in the proof of claim exceeds the amount of any corresponding Claim listed in the Schedules as not disputed, not contingent, and liquidated, but only to such extent, or (d) the priority or classification of the Claim as specified in the proof of claim differs from the priority of any corresponding Claim listed in the Schedules.

          2.1.74 Disputed Claim or Disputed Class Claim. A Claim of the type specified or in the Class specified that is also a Disputed Claim (i.e., a Disputed Tax Claim is a Tax Claim that is also a Disputed Claim, and a Disputed Class 5 Claim is a Claim classified in Class 5 that is also a Disputed Claim).

          2.1.75 Distribution Agent. Reorganized DDi. Corp.

          2.1.76 Distribution Record Date. The record date for purposes of making distributions under the Plan on account of Allowed Claims and Equity Interests, which date shall be the Effective Date.

          2.1.77 Effective Date. The tenth calendar day after the entry of the Confirmation Order, unless a stay of the Confirmation Order has been issued by the Court, and all conditions to the Effective Date have been satisfied or, if waivable, waived. In the event the Confirmation Order is stayed, the first business day after the stay is lifted, and all conditions to the Effective Date have been satisfied or, if waivable, waived.

          2.1.78 Equity Interest. Any equity security or interest of or in any Debtor within the meaning, of Section 101(16) of the Bankruptcy Code, including, without limitation, any equity interest in any of the Debtors, whether in the form of common or preferred stock, stock options, warrants, partnership interests, membership interests, or any other equity security or interest, and includes, without limitation, any equity interest based on Existing DDi Corp. Common Stock or on any common stock of any other Debtor, and the legal, equitable, contractual and other rights, whether fixed or contingent, matured or unmatured, disputed or undisputed, of any Person to purchase, sell, subscribe to, or otherwise acquire or receive (directly or indirectly) any of the foregoing.

          2.1.79 Estates. The bankruptcy estates of the Debtors created pursuant to section 541 of the Bankruptcy Code by the commencement of the Cases.

          2.1.80 Existing DDi Corp. Common Stock. The shares of common stock of DDi Corp., outstanding immediately prior to the Effective Date.

          2.1.81 Existing Senior Discount Note Indenture. That certain indenture dated as of November 18, 1997 (as amended, restated, supplemented, or otherwise modified from time to time prior to the Effective Date), by and between DDi Capital (f/k/a Details Holdings Corp., a California corporation) and the Senior Discount Trustee, as trustee, pursuant to which the Senior Discount Notes were issued.

          2.1.82 Fee Applications. Applications of Professional Persons under sections 330, 331 or 503 of the Bankruptcy Code and the Professional Persons retained by the Ad Hoc Committees for allowance of compensation and reimbursement of expenses in the Cases.

          2.1.83 Filed. Delivered to, received by and entered upon the legal docket by the Clerk of the Bankruptcy Court. "File" shall have the correlative meaning.

          2.1.84 Final Order. A judgment, order, ruling or other decree issued and entered by the Bankruptcy Court or by any state or other federal court or other tribunal as to which no appeal, petition for certiorari, or other proceedings for re-argument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Co-Sponsors and the Required Lenders, or, in the event that an appeal, writ of certiorari, or re-argument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court or other applicable court shall have been affirmed by the highest court to which such order or judgment was appealed, or certiorari, re-argument, or rehearing has been denied, and the time to take any further appeal, petition for certiorari, or move for re-argument or rehearing shall have expired.

          2.1.85 Funding Order. The Order entered on August 20, 2003, (i) Approving the Budget and Funding Agreement, dated as of August 1, 2003 and (ii) Authorizing and Directing the Debtors' Performance Thereunder, pursuant to Bankruptcy Code (S)(S)105, 361, 362, 363, 364, 503(B) and 507(B) and Federal
Rule of Bankruptcy Procedure 4001(B).

          2.1.86 Hedge Agreement. The terminated Hedge Agreement by and between JPMorgan Chase Bank and Dynamic Details, Incorporated, which was executed in connection with the Pre-Restructuring Loan Documents and terminated as of April 25, 2003.

          2.1.87 Holder. The beneficial owner of any Interest.

          2.1.88 Indentures. Collectively, the 5.25% Convertible Subordinated
Note Indenture, the 6.25% Convertible Subordinated Note Indenture, and the Existing Senior Discount Note Indenture.

          2.1.89 Indenture Trustee Fee Claim. Any Claim of the 5.25% Trustee, the 6.25% Trustee or the Senior Discount Trustee for payment of compensation for all services rendered by it under the Indentures as of the Effective Date, together with the reimbursement of all reasonable expenses, disbursements and advances incurred in connection therewith, including the reasonable compensation, expenses and disbursements of its agents and counsel.

          2.1.90 Interest. (i) All Liens, (ii) all Claims, (iii) all interests of any kind or nature, including but not limited to any equity security or interest of or in any Debtor within the meaning, of section 101(16) of the Bankruptcy Code, including, without limitation, any Equity Interest in any of the Debtors, whether in the form of common or preferred stock, stock options, warrants, partnership interests, membership interests, or any other equity security or interest, and includes, without limitation, any equity interest based on Existing DDi Corp. Common Stock or on any common stock of any other Debtor, and (iv) the legal, equitable, contractual and other rights, whether fixed or contingent, matured or unmatured, disputed or undisputed, of any Person to purchase, sell, subscribe to, or otherwise acquire or receive (directly or indirectly) any of the foregoing.

          2.1.91 Lien. Any mortgage, pledge, security interest, encumbrance, lien (as defined in Section 101(37) of the Bankruptcy Code) or charge of any kind (including any agreement to give the foregoing), judgments, conditions, covenants, impositions, demands, easements, any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Laws of any jurisdiction, restrictions or charges of any kind or nature, if any, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

          2.1.92 Management Incentive Plan. The Management Incentive Plan pursuant to which the Management Options will be granted which shall be in the form attached as an Exhibit to the Plan Documentary Supplement.

          2.1.93 Management Options. The options to be granted under the Management Incentive Plan to the management of Reorganized DDi Corp. and its subsidiaries which shall have the material terms described in the term sheet attached as Exhibit "1" to the Plan.

          2.1.94 Modified Structure. In the event BOS does not deliver the BOS Consent pursuant to the terms of the BOS Credit Facility on or prior to five (5) Business Days preceding the Effective Date, the issuance by Reorganized DDi Corp. (not DDi Europe) on the Effective Date of all of the New DDi Corp. Preferred Stock to Holders of Allowed Class 6a Claims and Allowed Class 6b Claims.

          2.1.95 New Common Stock. The new common stock of Reorganized DDi Corp. issued from and after the Effective Date, which shall be governed by the Amended and Restated DDi Corp. Certificate of Incorporation and shall represent all of the New Common Stock. The New Common Stock shall have the material terms described in the term sheet attached as Exhibit "2" to the Plan and in the form attached as an Exhibit to the Plan Documentary Supplement.

          2.1.96 New Common Stock Registration Rights Agreement. The New Common Stock Registration Rights Agreement shall be in the form attached as an Exhibit to the Plan Documentary Supplement.

          2.1.97 New DDi Corp. Preferred Stock. The new preferred stock of Reorganized DDi Corp., issued on the Effective Date, which shall be governed by the Amended and Restated DDi Corp. Certificate of Incorporation and shall represent all of the New DDi Corp. Preferred Stock. The New DDi Corp. Preferred Stock shall have substantially the terms and conditions set forth in Exhibit "3" attached hereto. The precise terms and conditions of the New DDi Preferred Stock shall be agreed upon by the Co-Sponsors and the Required Lenders and described in an Exhibit to the Plan Documentary Supplement. However, the New DDi Corp. Preferred Stock shall be a preferred equity obligation of Reorganized DDi Corp and shall have an initial aggregate liquidation preference of $15,000,000. In addition, the New DDi Corp. Preferred Stock shall be subject, without limitation, to the following terms and conditions:

               (i) any and all rights, claims, liens, and interests of the Secured Lenders or other holders under the New DDi Corp. Guarantee and Pledge Agreement and any other Restructuring Loan Document to the extent that it creates a claim against DDi Corp. or lien on any asset of DDi Corp. will be subordinate contractually to any and all rights, claims and interests (including, without limitation, unpaid dividends and other accretions both before and after any insolvency case or proceeding of Reorganized DDi Corp.) under the New DDi Corp. Preferred Stock with respect to the (A) the capital stock of DDi Europe and (B) any cash, property, or other assets of DDi Europe or any of its subsidiaries that is transferred to Reorganized DDi Corp. by way of dividend or otherwise ((A) and (B) are collectively referred to herein as the "DDi Europe Value") until the New DDi Corp. Preferred Stock is fully redeemed;

               (ii) any and all rights, claims, liens, or interests of the Holders of Allowed Class 5 Claims or other holders under the New Senior Accreting Notes shall be subordinate structurally and contractually to any and all rights, claims, and interests (including, without limitation, unpaid dividends and other accretions both before and after any insolvency case or proceeding of Reorganized DDi Corp.) under the New DDi Corp. Preferred Stock with respect to the DDi Europe Value (the form and substance of such contractual subordination shall be reasonably acceptable to holders of a majority of the aggregate principal amount of the Senior Discount Notes);

               (iii) no DDi Europe Value will be paid to or held by the holders of claims, liens, or interests under the Pre-Restructuring Loan Documents, the Restructuring Loan Documents, or the New Senior Accreting Notes until the New DDi Corp. Preferred Stock is fully redeemed; provided, however, that after the New DDi Corp. Preferred Stock is fully redeemed, all of the DDi Europe Value shall be available, without limitation, to satisfy obligations under Reorganized DDi Corp.'s then existing agreements;

               (iv) in the event that the Debtors are able to obtain the BOS Consent on or after the date the Modified Structure is implemented, the New DDi Corp. Preferred Stock shall convert into or be exchanged for New Preferred Stock consistent with the terms and conditions set forth in the Amended and Restated DDi Europe Articles of Association;

               (v) Only DDi Europe Value shall be used to effect any distributions and/or redemptions under the New DDi Corp. Preferred Stock; and

               (vi) the New DDi Corp. Preferred Stock shall have no rights, claims and interests in and to any other assets and equity interests, whether direct or indirect, of Reorganized DDi Corp.

          2.1.98 New DDi Corp. Securities. Collectively, the New Common Stock, the New Warrants, the New DDi Corp. Preferred Stock (only if the Modified Structure is implemented) and the Management Options.

          2.1.99 New DDi Corp. Guarantee and Pledge Agreement. The New DDi Corp. Guarantee and Pledge Agreement shall be in the form attached as an Exhibit to the Plan Documentary Supplement.

          2.1.100 New Preferred Stock. The new preferred stock of DDi Europe, issued on the Effective Date, which shall be governed by the Amended and Restated DDi Europe Articles of Association and shall represent all of the New Preferred Stock. The New Preferred

Stock shall have the material terms described in the term sheet attached as Exhibit "3" to the Plan and in the form attached to the Plan Documentary Supplement.

          2.1.101 New Preferred Stock Registration Rights Agreement. The New Preferred Stock Registration Rights Agreement shall be in the form attached as an Exhibit to the Plan Documentary Supplement.

          2.1.102 New Senior Accreting Note Indenture. The New Senior Accreting
Note Indenture shall have the material terms described in the term sheet attached as Exhibit "4" to the Plan and in the form of the New Senior Accreting
Note Indenture attached as an Exhibit to the Plan Documentary Supplement.

          2.1.103 New Warrant Agreements. Collectively, the Secured Lender Warrant Agreement and the Senior Discount Warrant Agreement.

          2.1.104 New Warrants. Collectively, the Secured Lender Warrants and the Senior Discount Warrants.

          2.1.105 Person. An individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, estate, association, unincorporated association, joint venture, governmental authority, Professional, governmental unit, Committee or other entity of whatever nature.

          2.1.106 Petition Date. The date on which each Debtor filed its petition for relief under Chapter 11 of the Bankruptcy Code, i.e., August 20, 2003.

          2.1.107 Plan. The Joint Plan of Reorganization as set forth herein, including the Exhibits thereto and the Plan Documents, as the same may be amended or modified from time to time in accordance with section 15.1 of this Plan.

          2.1.108 Plan Documentary Supplement. A supplement to this Plan, containing various documents relating to the implementation of the Plan, to be Filed with the Bankruptcy Court no later than ten (10) Business Days prior to the commencement of the hearing on confirmation of the Plan, as said supplement may be amended from time to time at any time prior to the Effective Date with the consent of the Co-Sponsors and the Required Lenders.

          2.1.109 Plan Documents. Collectively, the Amended and Restated DDi Corp. Certificate of Incorporation; the Amended and Restated DDi Corp. Bylaws, the Amended and Restated DDi Europe Articles of Association (to be effective only if the Modified Structure is not implemented), the New Warrant Agreements, the Management Incentive Plan, the Registration Rights Agreements, the New Senior Accreting Note Indenture, and any other documents required by the Plan, excluding any of the Restructuring Loan Documents (other than the Secured Lender Warrant Agreement, the New Common Stock Registration Rights Agreement and the New DDi Corp. Guarantee and Pledge Agreement), or determined by the Co-Sponsors and the Required Lenders to be necessary or advisable to implement the Plan. The Plan Documents shall be in form and substance acceptable to the Co-Sponsors and the Required Lenders. Final or near-final versions of the Plan Documents shall be filed with the clerk of the Bankruptcy Court as part of the Plan Documentary Supplement as early as practicable (but in no event later than ten (10) Business Days prior to the commencement of the Confirmation Hearing or on such other date as the Bankruptcy Court may establish).

          2.1.110 Pre-Restructuring Bank Indebtedness. This term shall have the meaning ascribed to such term in the term sheet attached as Exhibit "5" to the Plan.

          2.1.111 Pre-Restructuring Loan Documents. The Amended and Restated Credit Agreement, dated as of July 23, 1998 and as amended and restated as of August 28, 1998, and as amended by the First Amendment, dated as of March 10, 1999, the Second Amendment, dated as of March 22, 2000, the Third Amendment, dated as of October 10, 2000, the Fourth Amendment, dated as of February 13, 2001, the Fifth Amendment, dated as of December 31, 2001, the Sixth Amendment, dated as of June 28, 2002, the Seventh Amendment, dated as of June 27, 2003 and the Eighth Amendment, dated as of August 1, 2003 (as amended, supplemented or otherwise modified prior to the Petition Date, the "Pre-Restructuring Credit Agreement"), among Details, DDISV, the Secured Lenders, the Administrative Agent and the

Co-Syndication Agent, and all collateral and ancillary documentation executed in connection therewith, including, without limitation, the Hedge Agreement, with any Secured Lender or any Affiliate of any Secured Lender.

          2.1.112 Priority Claim. Any Claim, other than an Administrative Claim or a Tax Claim, to the extent entitled to priority under Section 507(a) of the Bankruptcy Code.

          2.1.113 Pro Rata. Proportionately, so that with respect to any distribution in respect of any Allowed Claim, the ratio of (a)(i) the amount of property distributed on account of such Allowed Claim to (ii) the amount of such Allowed Claim, is the same as the ratio of (b)(i) the amount of property distributed on account of all Allowed Claims of the Class or Classes sharing in such distribution to (ii) the amount of all Allowed Claims in such Class or Classes.

          2.1.114 Professional. A Person or Entity (a) employed by the Debtors in Possession pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, (b) employed by the Ad Hoc Committees, which retentions have been approved by the Debtors and the Required Lenders and to be compensated for services rendered prior to the Effective Date as would be allowed under section 503(b) of the Bankruptcy Code if the Ad Hoc Committees were official committees or (c) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to Section 503(b) of the Bankruptcy Code.

          2.1.115 Professional Fees. All Allowed Claims of Professionals for compensation and for reimbursement of expenses under sections 328, 330 and/or 503(b) of the Bankruptcy Code, and the Administrative Claims of the Professionals for the Ad Hoc Committees.

          2.1.116 PSA. The Plan Support Agreement (together with exhibits, annexes and attachments thereto) dated as of August 8, 2003 (as amended), by and among DDi Corp., DDi Intermediate, DDi Capital, Details, DDISV, their respective subsidiaries and affiliates and the Holders of approximately 64% in aggregate principal amount of the Convertible Subordinated Notes.

          2.1.117 Registration Rights Agreements. Collectively, the New Common Stock Registration Rights Agreement and the New Preferred Stock Registration Rights Agreement.

          2.1.118 Released Claims. Any and all of the following Claims and Causes of Action that arose up to and including the Effective Date and/or relate to, in any way, any Claims or Causes of Action that arose up to and including the Effective Date:

               (i) actions or omissions or courses of conduct of any Released Party with respect to any indebtedness arising under or with respect to any credit facility or any other arrangement under which any of the Debtors or any of their respective subsidiaries is or was a borrower or guarantor, the Pre-Restructuring Loan Documents, the 5.25% Convertible Subordinated Notes, the 6.25% Convertible Subordinated Notes, the Senior Discount Notes or any investment (direct or indirect) in any common or preferred equity of any of the Debtors (including, without limitation, any action or omission of any Released Party with respect to the issuance, acquisition, holding, voting or disposition of any such investment),

               (ii) actions or omissions or courses of conduct of any Released Party as an officer, director, employee or agent of, or advisor to, any of the Debtors, the Debtors' respective subsidiaries, the Senior Debt Parties, the 5.25% Convertible Subordinated Debt Parties, the 6.25% Convertible Subordinated Debt Parties or the Senior Discount Parties,

               (iii) disclosures made or not made by any person to any current or former Holder of any indebtedness arising under or with respect to any credit facility or any other arrangement under which any of the Debtors or any of the Debtors' respective subsidiaries is or was a borrower or a guarantor, the Pre-Restructuring Loan Documents, the 5.25% Convertible Subordinated Notes, the 6.25% Convertible Subordinated Notes or the Senior Discount Notes,

               (iv) consideration paid in respect of any investment (direct or indirect) by any Person in any indebtedness arising under or with respect to any credit facility or any other arrangement under which any of the Debtors or any of the Debtors' respective subsidiaries is or was a borrower or a guarantor, Pre-Restructuring Loan Documents, the 5.25% Convertible Subordinated Notes, the 6.25% Convertible Subordinated Notes, the Senior Discount Notes, any common or preferred equity investment (direct or indirect) in any of the Debtors or in respect of any services provided or to be provided to any of the Debtors under any management agreement or otherwise,

               (v) Claims for equitable subordination or other recharacterization of any claim of any of the Senior Debt Parties, the 5.25% Convertible Subordinated Debt Parties, the 6.25% Convertible Subordinated Debt Parties and the Senior Discount Parties,

               (vi) avoidance Claims the Debtors and their respective Estates have or may have against any of the Senior Debt Parties, the 5.25% Convertible Subordinated Debt Parties, the 6.25% Convertible Subordinated Debt Parties and the Senior Discount Parties under Sections 542, 543, 544, 547, 548, 549, 553, or 724(a) of the Bankruptcy Code, under applicable state law or otherwise, in respect of any payments or transfers made, obligations incurred or any contracts, agreements or arrangements involving any of the Released Parties,

               (vii) any fiduciary duty of any of the Released Parties to any of the Debtors or their respective Estates or which the Estates might have asserted or any of their creditors or Holders,

               (viii) actions taken or not taken or course of conduct in connection with the contemplated Plan, the restructuring and the petitions or otherwise in respect in the Chapter 11 Cases, including but not limited to, any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, administration, Confirmation or Consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan, including the RSA, PSA or SDNPSA, or any other act taken or omitted to be taken in connection with or in contemplation of the Restructuring of the Pre-Restructuring Bank Indebtedness, the Convertible Subordinated Notes, or the Senior Discount Notes, and

               (ix) Claims, obligations, rights, Causes of Action and liabilities which the Debtors and any of their respective successors, assigns, affiliates and subsidiaries (other than DDi Europe and its European subsidiaries) may assert against the Released Parties, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or other occurrence taking place on or before the Confirmation Date, in any way relating to the Chapter 11 Cases, the Restructuring or the Plan; provided, however, that Released Claims shall not include Claims or Causes of Action arising out of any such Released Party's gross negligence or willful misconduct;

     provided, however, that notwithstanding anything contained herein to the contrary, nothing in this Plan or the transactions contemplated by and authorized pursuant to the Plan release any non-debtor from any claims of the United States of America or its agencies or subdivisions (the "United States"), or modify, alter, impair, or in any way affect the claims and rights of the United States or the application of any laws or regulations of the United States as to any person or entity other than the Debtors.

          2.1.119 Released Parties. The Senior Debt Parties, the 5.25% Convertible Subordinated Debt Parties, the 6.25% Convertible Subordinated Debt Parties, the Senior Discount Parties, the Creditors' Committee (if any) and each of the members, the Ad Hoc Committees and each of the members, and any and all of such parties' respective predecessors, successors and assigns, past, current and future principals, affiliates, agents, officers, directors, employees, shareholders, partners, members, affiliates, representatives, attorneys, financial advisors, investment bankers, agents or other professionals.

          2.1.120 Reorganized DDi Corp. DDi Corp., as reorganized on and after the Effective Date.

          2.1.121 Reorganized Debtors. The Debtors, as reorganized under the terms of the Plan on and after the Effective Date, and any successors thereto by merger, consolidation, acquisition, or otherwise.

          2.1.122 Required Lenders. This term shall have the meaning ascribed to such term in the term sheet attached as Exhibit "5" to the Plan.

          2.1.123 Restructuring. This term shall have the meaning ascribed to such term in the term sheet attached as Exhibit "5" to the Plan.

          2.1.124 Restructuring Loan Documents. This term shall have the meaning ascribed to such term in the term sheet attached as Exhibit "5" to the Plan.

          2.1.125 RSA. The Restructuring Support Agreement (together with exhibits, annexes and attachments thereto) dated as of August 1, 2003 (as amended), by and among DDi Corp., DDi Intermediate, DDi Capital, Details, DDISV, their respective subsidiaries and affiliates and one hundred percent (100%) of the Holders of the Pre-Restructuring Bank Indebtedness.

          2.1.126 Schedules. The schedules of assets and liabilities and list of equity security Holders Filed by the Debtors, as required by section 521(1) of the Bankruptcy Code, Bankruptcy Rules 1007(a)(1) and (3) and (b)(1), and Official Bankruptcy Form No. 6, as amended from time to time.

          2.1.127 SDNPSA. The Senior Discount Note Holder Plan Support Agreement (together with exhibits, annexes and attachments thereto) dated as of August 19, 2003, by and among DDi Corp., DDi Intermediate, DDi Capital, Details, DDISV, their respective subsidiaries and affiliates and the Holders of approximately 71.5% in aggregate principal amount of the Senior Discount Notes.

          2.1.128 Secured Claim. Any Claim, including interest, fees, costs, and charges to the extent allowable pursuant to Bankruptcy Code section 506(b) and the Plan, that is secured by a valid and unavoidable Lien on property in which the Debtors have, or any of them or any Estate has, an interest or that is subject to recoupment or setoff under Section 553 of the

Bankruptcy Code, to the extent of the value of such Holder's interest in the Debtors, any Debtor's or any Estate's interest in the property, determined pursuant to Section 506(a) of the Bankruptcy Code.

          2.1.129 Secured Lender Warrant Agreement. The agreement pursuant to which the Secured Lender Warrants will be issued which shall be in the form attached as an Exhibit to the Plan Documentary Supplement.

          2.1.130 Secured Lender Warrant Escrow Agreement. The Secured Lender Warrant Escrow Agreement shall be in the form attached as an Exhibit to the Plan Documentary Supplement.

          2.1.131 Secured Lender Warrants. The warrants issuable to the Secured Lenders which shall have the material terms described in the term sheet attached as Exhibit "5" to the Plan.

          2.1.132 Secured Lenders. The several banks and other financial institutions from time to time parties to the Pre-Restructuring Loan Documents.

          2.1.133 Senior Debt Parties. The Secured Lenders, the Administrative Agent and the Co-Syndication Agent.

          2.1.134 Senior Discount Notes. The 12.5% Senior Discount Notes due 2007 issued by DDi Capital.

          2.1.135 Senior Discount Note Holders. All Holders of the Senior Discount Notes.

          2.1.136 Senior Discount Parties. The Senior Discount Note Holders and the Senior Discount Trustee.

          2.1.137 Senior Discount Trustee. Wilmington Trust Company, as successor trustee to U.S. Bank National Association, as successor in interest to The State Street Bank and Trust Company, in its capacity as indenture trustee under the Existing Senior Discount Note Indenture.

          2.1.138 Senior Discount Warrant Agreement. The agreement pursuant to which the Senior Discount Warrants will be issued which shall be in the form attached as an Exhibit to the Plan Documentary Supplement.

          2.1.139 Senior Discount Warrants. The warrants issuable to the Senior Discount Note Holders which shall have the material terms described in the term sheet attached as Exhibit "4" to the Plan.

          2.1.140 Tax. Any tax, charge, fee, levy, impound or other assessment by any federal, state, local or foreign taxing authority, including, without limitation, income, excise, property, sales, transfer, employment, payroll, franchise, profits, license, use, ad valorem, estimated, severance, stamp, occupation and withholding tax. "Tax" shall include any interest or additions attributable to, or imposed on or with respect to such assessments.

          2.1.141 Tax Claim. Any Claim for any Tax to the extent that it is entitled to priority in payment under Section 507(a)(8) of the Bankruptcy Code.

          2.1.142 Unclaimed Property. All Cash, DDi Corp. Securities, and New Preferred Stock deemed to be "Unclaimed Property" pursuant to Sections 9.6 and
9.7 of the Plan.

          2.1.143 Unsecured Claim. A Claim against any Debtor that is not (a) a Secured Claim, (b) an Administrative Claim, (c) a Tax Claim or (d) a Priority Claim.

     2.2 Rules of Construction. For purposes of this Plan, unless otherwise provided herein, (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and neuter; (c) any reference in this Plan to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified or supplemented pursuant to this Plan; (d) any reference to an entity as a Holder of a Claim or Equity Interest includes that entity's successors and assigns; (e) all references in this Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to this Plan; (f) the words "herein," hereunder" and "hereto" refer to this Plan in its entirety rather than to a particular portion of this Plan; and

(g) unless otherwise provided in the Plan, any reference in this Plan to a contract, instrument, release, indenture, agreement, or other document being in a particular form or non particular terms and conditions means that such document shall be substantially and materially in such form or substantially and materially on such terms and conditions; (h) any reference in the Plan to a document, schedule, or exhibit to the Plan, Plan Documentary Supplement, or Disclosure Statement Filed or to be Filed means such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; and
(i) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the extent such rules are not inconsistent with the express terms of the Plan or any other provision in this section 2.2.

     2.3 Plan Documentary Supplement. Forms or summaries of certain documents referred to herein will be contained in a separate Plan Documentary Supplement, which the Debtors shall file with the Bankruptcy Court and may amend from time to time with the consent of the Co-Sponsors and the Required Lenders prior to the Effective Date. A copy of the Plan Documentary Supplement may be obtained from counsel for the Debtors, at the address set forth in section 16.5 of the Plan, upon written request.

     2.4 Exhibits. All Exhibits to the Plan and all documents contained in the Plan Documentary Supplement are incorporated into and are a part of the Plan as if set forth in full herein.

                 III. JOINT PLAN; NO SUBSTANTIVE CONSOLIDATION

     This Plan, although proposed jointly, constitutes a separate plan proposed by each of the Debtors. The Debtors' respective Chapter 11 estates remain legally separate. Each Debtor is only assuming liability under the Plan for the claims properly chargeable to such Debtor and for no others. Accordingly, except as expressly provided herein, the classifications set forth below shall be deemed to apply separately with respect to each Plan proposed by each Debtor.

                             IV. UNCLASSIFIED CLAIMS

     As required by the Bankruptcy Code, the Plan places claims and interests into various Classes according to their right to priority. However, certain types of claims are not classified in any Classes under the Plan. These claims are deemed "unclassified" under the provisions of the Bankruptcy Code. They are not considered impaired and they do not vote on the Plan, because they are automatically entitled to specific treatment provided for them in the Bankruptcy Code. As such, the Debtors have not placed the following claims in a class. The treatment of these unclassified claims is as provided below.

     4.1 Administrative Claims. Administrative Claims are generally claims for the expenses of administering the Debtors' Cases that are allowed under Code section 507(a)(1). The Bankruptcy Code requires that all Administrative Claims be paid on the Effective Date of the Plan, unless a particular claimant agrees to a different treatment. The treatment of Administrative Claims is as described below.

          4.1.1 Payment Generally. Except to the extent that the Holder of an Allowed Administrative Claim agrees to a different treatment, and subject to the bar dates for Administrative Claims set forth in the following Sections, the Distribution Agent shall pay each Allowed Administrative Clam in full, in Cash or such other treatment as may be accepted by such Holder, on the later of (i) the Effective Date, (ii) within ten (10) Business Days after the date of such Administrative Claim becomes an Allowed Administrative Claim, or (iii) the date such Allowed Administrative Claim becomes due according to its terms. Notwithstanding the foregoing, any Allowed Administrative Claim representing obligations incurred in the ordinary course of post-petition business by the Debtors in Possession shall be paid in full or performed by the Reorganized Debtors in the ordinary course of business, in accordance with the terms of the particular obligation.

          4.1.2 Administrative Claims Bar Date.

               (i) General Administrative Claims Bar Date. All applications for final compensation of Professionals for services rendered and for reimbursement of expenses incurred on or before the Effective Date and all requests for payment of Administrative Claims incurred before the Effective Date under sections 507(a)(1) or 507(b) of the Bankruptcy Code (except only for (i) post-petition, ordinary course trade obligations and routine post-petition payroll obligations incurred in the ordinary course of the Debtors' post-petition business, for which no bar date shall apply, and (ii) post-petition tax obligations, for which the bar date described in the following Section shall apply) shall be filed with the Bankruptcy Court and served upon the Co-Sponsors no later than sixty (60) days after the Effective Date (the "General Administrative Claims Bar Date"), unless such date is extended by the Bankruptcy Court after notice to the Co-Sponsors. Any such request for payment of an Administrative Claim that is subject to the General Administrative Claims Bar Date and that is not filed and served on or before the General Administrative Claims Bar Date shall be forever barred; any party that seeks payment of Administrative Claims that (i) is required to file a request for payment of such Administrative Claims and (ii) does not file such a request by the deadline established herein shall be forever barred from asserting such Administrative Claims against the Debtors, the Reorganized Debtors, their estates, or any of their property.

               (ii) Administrative Tax Claims Bar Date. All requests for payment of Administrative Claims by a governmental unit for Taxes (and for interest and/or penalties related to such Taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date ("Tax Administrative Claims") and for which no bar date has otherwise previously been established, must be filed and served on the Co-Sponsors on or before the later of (i) sixty
(60) days following the Effective Date; and (ii) 180 days following the filing of the tax return for such taxes for such tax year or period with the applicable governmental unit. Any Holder of any Tax Administrative Claims that is required to file a request for payment of such taxes and does not file and properly serve such a request by the applicable bar date shall be forever barred from asserting any such Tax Administrative Claims against the Debtors, Reorganized Debtors, their estates, or their property. The total claims of this nature are estimated to be zero.

     4.2 Superpriority Administrative Expense Claim. Pursuant to the terms and conditions of the Funding Order, the Secured Lenders and the Administrative Agent were granted the Allowed Superpriority Administrative Expense Claim pursuant to sections 503(b) and 507(b) of the Bankruptcy Code and the terms of the Budget and Funding Agreement; provided, however, that the Secured Lenders have acknowledged that they will waive the Allowed Superpriority Administrative Expense Claim if the Restructuring Transaction (as defined in Exhibit "7") is consummated on or before January 30, 2004.

     4.3 Priority Tax Claims. Priority Tax Claims are certain unsecured income, employment and other taxes described by Code section 507(a)(8). The Bankruptcy Code requires that each Holder of such a section 507(a)(8) priority tax claim receive the present value of such claim in deferred cash payments over a period not exceeding six (6) years from the date of the assessment of such tax. At the election of the Debtors, the Holder of each Allowed Priority Tax Claim shall be entitled to receive, on account of such Claim, (i) equal cash payments on the last Business Day of each three-month period following the Effective Date, during a period not to exceed six years after the assessment of the Tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any unpaid balance from the Effective Date, calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date, (ii) such other treatment agreed to by the Holder of the Allowed Priority Tax Claim and the Debtors (or the Reorganized Debtors), provided such treatment is on more favorable terms to the Debtors (or the Reorganized Debtors after the Effective Date) than the treatment set forth in clause (i) hereof, or
(iii) payment of the full Allowed Priority Tax Claim in Cash. The total Claims of this nature are estimated to be zero.

     4.4 Indenture Trustee Fee Claim. Any Claims of the 5.25% Trustee, the 6.25% Trustee and the Senior Discount Trustee for payment of compensation for services rendered by it under the Indentures as of the Effective Date, together with the reimbursement of all reasonable expenses, disbursements and advances incurred in connection therewith, including reasonable compensation, expenses and disbursements of its agents and counsel, shall be paid directly by the Debtors on the Effective Date and shall not be deducted from any distributions to the Holders of (i) the Allowed Class 1 Claims, (ii) Allowed Class 5 Claims, (iii) Allowed Class 6a Claims or (iv) the Allowed Class 6b Claims; provided, however, that for purposes of reviewing the reasonableness of such fees and expenses of the 5.25% Trustee, the 6.25% Trustee and the Senior Discount Trustee (and their respective Professionals), the Debtors and their general bankruptcy counsel, the Secured Lenders' counsel, the Ad Hoc Committees' counsel, and the Office of the United States Trustee, will be provided with the copies of the invoices of each of the 5.25% Trustee, the 6.25% Trustee and the Senior Discount Trustee (and their respective Professionals) in the form typically rendered in the regular course of the 5.25% Trustee, the 6.25% Trustee or the Senior Discount Trustee's business or the professionals' representation of the 5.25% Trustee, the 6.25% Trustee or the Senior Discount Trustee, provided that such invoices will contain condensed narrative descriptions of the services rendered and itemization of expenses incurred. The reviewing parties will report to the Bankruptcy Court as to whether there are any unresolved disputes regarding the reasonableness of such fees and expenses. Any such unresolved disputes shall be submitted to the Bankruptcy Court for resolution. Nothing contained herein shall limit the ability of the Bankruptcy Court through the later of the Effective Date or the last date to submit Administrative Claims to review the reasonableness of the fees and expenses to be paid to the 5.25% Trustee, the 6.25% Trustee and the Senior Discount Trustee (and their respective Professionals). In addition, the Reorganized Debtors shall pay the actual, necessary and reasonable fees and expenses of the 5.25% Trustee, the 6.25% Trustee and the Senior Discount Trustee incurred after the Effective Date in connection with the distributions to be made pursuant to this Plan.

                   V. CLASSIFICATION OF CLAIMS AND INTERESTS

     5.1 General Overview. As required by the Bankruptcy Code, the Plan places claims and interests into various Classes according to their right to priority and other relative rights. The Plan specifies whether each Class of claims or interests is impaired or unimpaired, and the

Plan sets forth the treatment each Class will receive. The table below lists the Classes of Claims established under the Plan and states whether each particular Class is impaired or left unimpaired by the Plan. A Class is "unimpaired" if the Plan leaves unaltered the legal, equitable and contractual rights to which the Holders of claims or interests in the Class are entitled, with certain exceptions specified in the Bankruptcy Code.

-------------------------------------------------------------------------------
  Class                     Claimants                    Impaired or Unimpaired
-------------------------------------------------------------------------------
Class 1    Allowed Class 1 Claims                              Unimpaired
-------------------------------------------------------------------------------
Class 2    Other Secured Claims                                Unimpaired
-------------------------------------------------------------------------------
Class 3    Other Priority Claims that fall within Code         Unimpaired
           sections 507(a)(3), (4) and (6)
-------------------------------------------------------------------------------
Class 4    Allowed Unsecured Claims not classified in
           Classes 5, 6a or 6b                                 Unimpaired
-------------------------------------------------------------------------------
Class 5    Allowed Class 5 Claims - Senior Discount
           Notes                                               Impaired
-------------------------------------------------------------------------------
Class 6a   Allowed Class 6a Claims - 5.25% Convertible
           Subordinated Notes                                  Impaired
-------------------------------------------------------------------------------
Class 6b   Allowed Class 6b Claims - 6.25% Convertible
           Subordinated Notes                                  Impaired
-------------------------------------------------------------------------------
Class 7    Existing DDi Corp. Common Stock Equity
           Interests                                           Impaired
-------------------------------------------------------------------------------

            VI. PROVISIONS FOR THE TREATMENT OF CLAIMS AND INTERESTS

     6.1 Class 1 - Allowed Class 1 Claims (Unimpaired). Class 1 consists of all Allowed Class 1 Claims against Debtor DDi Capital by virtue of DDi Capital's guarantee of the Pre-Restructuring Loan Documents, which guarantee is secured by a perfected, first priority Lien on and pledge of the stock of Details (the "DDi Capital Guarantee and Pledge"). All Class 1 Claims are Allowed Class 1 Claims.

     Class 1 is unimpaired and all legal, equitable and contractual rights, remedies, powers and privileges of Holders of Allowed Class 1 Claims shall be left unaltered, including, without limitation, the DDi Capital Guarantee and Pledge. Therefore, the Holders of Allowed Class 1

Claims are not entitled to vote to accept or reject the Plan and are deemed to have accepted the Plan.

     6.2 Class 2 - Other Secured Claims (Unimpaired). Class 2 consists of any other Allowed Secured Claims not otherwise classified ("Other Secured Claims"). Each Holder of an Allowed Class 2 Claim shall receive one of the following alternative treatments, at the election of the Reorganized Debtors:

     (a) The legal, equitable and contractual rights of the Allowed Class 2 Claim shall be unaltered by the Plan; or

     (b) Such Allowed Class 2 Claim will be otherwise treated in any other manner so that such Allowed Class 2 Claim shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

     Class 2 is unimpaired and the Holders of Allowed Class 2 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Allowed Class 2 Claims are not entitled to vote to accept or reject the Plan. As of the date hereof, the Debtors do not believe that there are any Allowed Other Secured Claims.

     6.3 Class 3 - Other Priority Claims (Unimpaired). Class 3 consists of all Allowed Claims against the Debtors accorded priority and right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Expense Claim ("Other Priority Claims"). The legal, equitable and contractual rights of the Holders of Class 3 Claims are unaltered by the Plan. Unless the Holder of such Allowed Class 3 Claim and the Debtors agree to a different treatment, each Holder of an Allowed Class 3 Claim shall receive one of the following alternative treatments, at the election of the Debtors:

     (a) to the extent then due and owing on the Effective Date, such Allowed Class 3 Claim will be paid in full in Cash or such other treatment agreed to by the Holder of an Allowed Class 3 Claim by the Reorganized Debtors;

     (b) to the extent not due and owing on the Effective Date, such Allowed Class 3 Claim (i) will be paid in full in Cash or such other treatment agreed to by the Holder of an Allowed Class 3 Claim by the Reorganized Debtors on the Effective Date or (ii) will be paid in full in Cash or such other treatment agreed to by the Holder of an Allowed Class 3 Claim by the Reorganized Debtors when and as such Claim becomes due and owing in the ordinary course of business; or

     (c) such Allowed Class 3 Claim will be otherwise treated in any other manner so that such Allowed Class 3 Claims shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

     Any default with respect to any Allowed Class 3 Claim that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured by virtue of payments made upon the Effective Date. Class 3 is unimpaired and the Holders of Allowed Class 3 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Allowed Class 3 Claims are not entitled to vote to accept or reject the Plan. As of the date hereof, the Debtors do not believe that there are any Allowed Other Priority Claims.

     6.4 Class 4 - Allowed Unsecured Claims Not Classified in Classes 5, 6a or 6b (Unimpaired). Class 4 consists of all Allowed Unsecured Claims which are not classified in Classes 5, 6a or 6b (other than the Indenture Trustee Fee Claims). Thirty (30) days after the Effective Date, each Holder of an Allowed Class 4 Claim shall receive, on account of and in full satisfaction of such Holder's Allowed Class 4 Claim, Cash in full, including post-petition interest to the extent entitled to such interest under applicable non-bankruptcy law. As of the date hereof, the Debtors believe that there are no Allowed Class 4 Claims.

     Class 4 is unimpaired and the Holders of Allowed Class 4 Claims are not entitled to vote to accept or reject the Plan.

     6.5 Class 5 - Allowed Class 5 Claims - Senior Discount Notes (Impaired). Class 5 consists of Allowed Class 5 Claims under the Senior Discount Notes and the Existing Senior

Discount Note Indenture. On or as soon as practicable after the Effective Date, on account of and in full and complete satisfaction of all Allowed Class 5 Claims asserted against any and all Debtors, each Holder of an Allowed Class 5 Claim shall receive a Pro Rata share of (i) participation in the New Senior Accreting Note Indenture and (ii) the Senior Discount Warrants.

     Class 5 is impaired and the Holders of Allowed Class 5 Claims are entitled to vote to accept or reject the Plan.

     6.6 Class 6a - Allowed Class 6a Claims - 5.25% Convertible Subordinated Notes (Impaired). Class 6a consists of Allowed Class 6a Claims. All Class 6a Claims are Allowed Class 6a Claims. On the Effective Date, on account of and in full and complete satisfaction of all Allowed Class 6a Claims asserted against any and all Debtors, each Holder of an Allowed Class 6a Claim shall receive, (i) a Pro Rata share of 43.24% of the outstanding shares of New Common Stock, subject to dilution for (A) all New Common Stock issuable under the Management Incentive Plan upon the exercise of the Management Options therein, and (B) all New Common Stock issuable upon the exercise of the New Warrants; and (ii) a Pro Rata share of (A) 45.45% of the outstanding shares of New Preferred Stock (only if the Modified Structure is not implemented) or (B) 50% of the outstanding shares of the New DDi Corp. Preferred Stock (only if the Modified Structure is implemented).

     6.7 Class 6b - Allowed Class 6b Claims - 6.25% Convertible Subordinated Notes (Impaired). Class 6b consists of Allowed Class 6b Claims. All Class 6b Claims are Allowed Class 6b Claims. On the Effective Date, on account of and in full and complete satisfaction of all Allowed Class 6b Claims asserted against any and all Debtors, each Holder of an Allowed Class 6b Claim shall receive, (i) a Pro Rata share of 50.76% of the outstanding shares of New Common Stock subject to dilution for (A) all New Common Stock issuable under the Management Incentive Plan upon the exercise of the Management Options therein and (B) all New Common Stock issuable upon the exercise of the New Warrants; and (ii) a Pro Rata share of (A) 45.45% of the outstanding shares of New Preferred Stock (only if the Modified Structure is not implemented) or (B) 50% of the outstanding shares of the New DDi Corp. Preferred Stock (only if the Modified Structure is implemented).

     6.8 Class 7 - Allowed Equity Interests - Existing DDi Corp. Common Stock (Impaired). Class 7 consists of the Allowed Equity Interests of all Holders of Existing DDi Corp. Common Stock. On or as soon as practicable after the Effective Date, on account of and in full and complete satisfaction of all Allowed Class 7 Equity Interests, each Holder of a Class 7 Equity Interest shall receive a Pro Rata share of 1.0% of the outstanding shares of New Common Stock on the Effective Date, subject to dilution for (i) all New Common Stock issuable under the Management Incentive Plan upon exercise of the Management Options therein and (ii) all New Common Stock issuable upon exercise of the New Warrants.

                    VII. ACCEPTANCE OR REJECTION OF THE PLAN

     7.1 Introduction. PERSONS OR ENTITIES CONCERNED WITH CONFIRMATION OR THIS PLAN SHOULD CONSULT WITH THEIR OWN ATTORNEYS BECAUSE THE LAW ON CONFIRMING A PLAN OF REORGANIZATION IS VERY COMPLEX. The following discussion is intended solely for the purpose of alerting readers about basic confirmation issues, which they may wish to consider, as well as certain deadlines for filing claims. The Debtors and the Co-Sponsors CANNOT and DO NOT represent that the discussion contained below is a complete summary of the law on this topic.

     Many requirements must be met before the Court can confirm a Plan. Some of the requirements include that the Plan must be proposed in good faith, acceptance of the Plan, whether the Plan pays creditors at least as much as creditors would receive in a Chapter 7 liquidation, and whether the Plan is feasible. The requirements described herein are not the only requirements for confirmation.

     7.2 Who May Object to Confirmation of the Plan. Certain Creditors and parties in interest may object to the confirmation of the Plan, but as explained below not everyone is entitled to vote to accept or reject the Plan.

     7.3 Who May Vote to Accept/Reject the Plan. A Creditor or Equity Interest Holder has a right to vote for or against the Plan if that Creditor or Equity Interest Holder has a claim which is both (1) allowed or allowed for voting purposes and (2) classified in an impaired class.

          7.3.1 What Is an Allowed Claim/Equity Interest. As noted above, a Creditor or Equity Interest Holder must first have an Allowed Claim or Allowed Equity Interest to vote. These terms are defined in sections 2.1.26 and 2.1.28 of this Plan.

          7.3.2 What Is an Impaired Class. A class is impaired if the Plan alters the legal, equitable, or contractual rights of the claims or interests in that class, other than the right to accelerate the claim upon certain kinds of defaults. In this case, the Debtors believe that all classes are impaired except Classes 1, 2, 3 and 4.

          7.3.3 Who is Not Entitled to Vote. The following four types of claims are not entitled to vote: (1) claims that have not been Allowed; (2) claims in unimpaired classes; (3) claims entitled to priority pursuant to Bankruptcy Code sections 507(a)(1), (a)(2), and (a)(8); and (4) claims in classes that do not receive or retain any value under the Plan. Claims in unimpaired classes are not entitled to vote because such classes are deemed to have accepted the Plan. Claims entitled to priority pursuant to Bankruptcy Code sections 507(a)(1),
(a)(2), and (a)(7) are not entitled to vote because such claims are not placed in classes and they are required to receive certain treatment specified by the Bankruptcy Code. Claims in classes that do not receive or retain any property under the Plan do not vote because such classes are deemed to have rejected the Plan. The Debtors believe that all classes are entitled to vote except Classes 1, 2, 3 and 4. Classes 1, 2, 3 and 4 are unimpaired under the Plan and consequently are not entitled to vote, because they are conclusively deemed to have accepted the Plan.

     EVEN IF YOUR CLAIM IS OF THE TYPE DESCRIBED ABOVE, YOU MAY STILL HAVE A RIGHT TO OBJECT TO THE CONFIRMATION OF THE PLAN.

          7.3.4 Who Can Vote in More Than One Class. A Creditor may hold Claims in more than one class, and may vote the Claims held in each Class.

          7.3.5 Votes Necessary for a Class to Accept the Plan. A class of claims is deemed to have accepted the Plan when more than one-half (1/2) in number and at least two-thirds (2/3) in dollar amount of the claims that actually voted, vote to accept the Plan.

          7.3.6 Treatment of Nonaccepting Classes. As noted above, even if there are impaired classes that do not accept the proposed Plan, the Court may nonetheless confirm the Plan if the nonaccepting classes are treated in the manner required by the Bankruptcy Code and at least once impaired class of claims accepts the Plan. The process by which a plan may be confirmed and become binding on non-accepting classes is commonly referred to as "cramdown." The Bankruptcy Code allows the Plan to be "crammed down" on nonaccepting classes of claims or interests if it meets all statutory requirements except the voting requirements of 1129(a)(8) and if the Plan does not "discriminate unfairly" and is "fair and equitable" with respect to each impaired class that has not voted to accept the Plan, as set forth in 11 U.S.C. (S) 1129(b) and applicable case law.

          7.3.7 Request for Confirmation Despite Nonacceptance by Impaired Class(es). The parties proposing this Plan will ask the Court to confirm this Plan by cramdown on any impaired class if such class does not vote to accept the Plan.

                     VIII. MEANS FOR IMPLEMENTING THE PLAN

     8.1 Introduction. This section is intended to explain the means through which the Debtors intend to effectuate the recapitalization and reorganization provided for under the Plan, and it addresses how the Debtors intend to fund the obligations to Creditors undertaken in the Plan. It provides information regarding prospective corporate governance, funding sources for Plan obligations, the new equity interests being issued pursuant to the Plan, and other material issues bearing upon the performance of the Plan.

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

     8.2 The Reorganized Debtors. Each of the Debtors shall, as Reorganized Debtor, continue to exist after the Effective Date of the Plan as a separate legal entity, with all of the powers of a corporation under the laws of their respective states of incorporation, and without prejudice to any right to alter or terminate such existence (whether by merger, acquisition, or otherwise) under such applicable state law. Each Reorganized Debtor shall continue to have all corporate powers and rights accorded to the same under the laws of the jurisdiction of its incorporation.

     8.3 Issuance of New Common Stock. On the Effective Date, Reorganized DDi Corp. shall issue the New Common Stock in accordance with the Plan, consistent with the Amended and Restated DDi Corp. Certificate of Incorporation and other Plan Documents, which shall be distributed as described herein. On the Effective Date, the New Common Stock shall be issued for distribution to the Holders of Allowed Class 6a Claims, Allowed Class 6b Claims, Class 7 Equity Interests and the management of Reorganized DDi Corp.. The New Common Stock issued to the Holders of Allowed Class 6a Claims and Allowed Class 6b Claims shall represent 94% of the New Common Stock outstanding on the Effective Date. The New Common Stock issued to the management of Reorganized DDi Corp. shall represent 5% of the New Common Stock outstanding on the Effective Date; however, one-half (1/2) of the New Common Stock issued to management shall be vested on the Effective Date and, subject to the Management Incentive Plan, one-half (1/2) of the New Common Stock issued to management shall vest twelve (12) months after the Effective Date. The New Common Stock issued to the Holders of Class 7 Equity Interests shall represent 1% of the New Common Stock outstanding on the Effective Date. All shares of New Common Stock issued pursuant to the Plan will be, upon such issuance, validly issued, and non-assessable and upon payment of any applicable warrant or option exercise price, fully paid.

     8.4 Issuance of Secured Lender Warrants. On the Effective Date, Reorganized DDi Corp. shall issue the Secured Lender Warrants representing 10.0% of the New Common

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

Stock of Reorganized DDi Corp. on a fully diluted basis on the Effective Date, in accordance with the Plan, consistent with the Secured Lender Warrant Agreement, the Restructuring Loan Documents and other Plan Documents, which shall be distributed to the Secured Lenders as described herein. The Secured Lender Warrant Agreement shall be substantially in the form attached as an Exhibit to the Plan Documentary Supplement. On the Effective Date, the Secured Lender Warrants shall be issued to the Secured Lenders ratably in accordance with their respective commitments and held in an escrow account until the twenty-four (24) month anniversary of the Effective Date (the "Second Anniversary Date"). The terms of the Secured Lender Warrants are more fully described in the term sheet attached as Exhibit "5" to the Plan.

     8.5 Issuance of Senior Discount Warrants. On the Effective Date, Reorganized DDi Corp. shall issue the Senior Discount Warrants representing 2.5% of the New Common Stock of Reorganized DDi Corp. on a fully diluted basis on the Effective Date, in accordance with the Plan, consistent with the Senior Discount Warrant Agreement, the Restructuring Loan Documents and other Plan Documents, which shall be distributed to the Senior Discount Note Holders as described herein. The Senior Discount Warrant Agreement shall be substantially in the form attached as an Exhibit to the Plan Documentary Supplement. On the Effective Date, the Senior Discount Warrants shall be issued ratably to the Senior Discount Note Holders and held in an escrow account until the Second Anniversary Date. The terms of the Senior Discount Warrants are more fully described in the term sheet attached as Exhibit "4" to the Plan.

     8.6 Issuance of Management Options Under Management Incentive Plan. On the Effective Date, Reorganized DDi Corp. shall grant the Management Options under the Management Incentive Plan, in accordance with the Plan, consistent with the Management Incentive Plan and other Plan Documents. The terms of the Management Incentive Plan are more fully described in the term sheet attached as Exhibit "1" to the Plan. The Management Incentive Plan shall be substantially in the form attached as an Exhibit to the Plan Documentary Supplement.

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

     8.7 Issuance of New Preferred Stock or New DDi Corp. Preferred Stock. On the Effective Date, DDi Europe shall issue the New Preferred Stock (only if the Modified Structure is not implemented) or Reorganized DDi Corp. shall issue the New DDi Corp. Preferred Stock (only if the Modified Structure is implemented) in accordance with the Plan, consistent with the Amended and Restated DDi Europe Articles of Association or the Amended and Restated DDi Corp. Certificate of Incorporation, as the case may be, and other Plan Documents, which shall be distributed as described herein. On the Effective Date, the New Preferred Stock or the New DDi Corp. Preferred Stock, as the case may be, shall be issued to the Holders of Class 6a and 6b Claims in accordance with sections 6.6 and 6.7 of the Plan. The Amended and Restated DDi Europe Articles of Association and the Amended and Restated DDi Corp. Certificate of Incorporation shall be substantially in the forms attached as Exhibits to the Plan Documentary Supplement. All shares of New Preferred Stock or New DDi Corp. Preferred Stock, as the case may be, issued pursuant to the Plan will be, upon such issuance, validly issued, and non-assessable and fully paid. The terms of the New Preferred Stock and the New DDi Corp. Preferred Stock are more fully described in the term sheet attached as Exhibit "3" to the Plan.

     8.8 Amended and Restated Articles or Certificate of Incorporation or Charter and Bylaws. As of the Effective Date, the Certificate of Incorporation of Reorganized DDi Corp. shall be the Amended and Restated DDi Corp. Certificate of Incorporation, substantially in the form attached as an Exhibit to the Plan Documentary Supplement. The Amended and Restated DDi Corp. Certificate of Incorporation will, among other provisions, prohibit the issuance of non-voting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code. As of the Effective Date, the Bylaws of Reorganized DDi Corp. shall be the Amended and Restated DDi Corp. Bylaws substantially in the form attached as an Exhibit to the Plan Documentary Supplement. As of the Effective Date, the Articles of Association of DDi Europe shall be the Amended and Restated DDi Europe Articles of Association, substantially in the form attached as an Exhibit to the Plan Documentary Supplement. The Amended and Restated DDi Corp. Certificate of Incorporation, Amended and Restated DDi Corp. Bylaws and

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

the Amended and Restated DDi Europe Articles of Association shall be deemed effective as of the Effective Date by virtue of the Confirmation Order, without the need for any corporate, director or stockholder action.

     8.9 Treatment of the Senior Debt Parties Under the Pre-Restructuring Loan Documents. On the Effective Date, the aggregate outstanding principal amount of indebtedness and the face amount of letters of credit under the Pre-Restructuring Loan Documents in the amount of $72,892,916.17 and any fees and interest accrued and unpaid thereon shall be restructured, exchanged and repaid pursuant to the terms of the Restructuring Loan Documents and all the rights of the Senior Debt Parties under the Pre-Restructuring Loan Documents shall be modified, exchanged and restated as provided in the Restructuring Loan Documents. On the Effective Date, DDi Corp. shall execute and deliver (i) the New DDi Corp. Guarantee and Pledge Agreement and deliver one hundred percent (100%) of the common stock of DDi Intermediate to the Administrative Agent as Collateral pursuant thereto, (ii) the Secured Lender Warrant Agreement and shall issue the Secured Lender Warrants to the Secured Lenders pursuant thereto, (iii) the New Common Stock Registration Rights Agreement and (iv) the Secured Lender Warrant Escrow Agreement. On the Effective Date, DDi Intermediate shall pledge one hundred percent (100%) of the common stock of DDi Capital to the Administrative Agent as Collateral. The New DDi Corp. Guarantee and Pledge Agreement and the Secured Lender Warrant Agreement shall be in the form attached as an Exhibit to the Plan Documentary Supplement. The terms of the Secured Lender Warrants are more fully described in the term sheet attached as Exhibit "5" to the Plan.

     8.10 Treatment of the Senior Discount Note Holders. On the Effective Date, the aggregate outstanding principal amount of the Senior Discount Notes and the fees and interest accrued and unpaid thereon shall be restructured and repaid pursuant to the New Senior Accreting Note Indenture and all the rights of the Senior Accreting Note Holders under the Existing Senior Discount Note Indenture shall be extinguished. The New Senior Accreting Note

Indenture shall be substantially in the form attached to the Plan Documentary Supplement as an Exhibit. In addition, the Senior Discount Warrants shall be issued ratably to the Senior Discount Note Holders and held in an escrow account until the Second Anniversary Date. The terms of the Senior Discount Warrants are more fully described in the term sheet attached as Exhibit "4" to the Plan.

     8.11 Funding of the Plan. All Cash necessary for the Debtors to pay their obligations under the Plan shall be obtained by the Debtors from their North American subsidiaries; provided, however, that: (a) this section 8.11 shall not create or vest in any creditor, claimant or Holder any Claim against such subsidiaries; (b) the Debtors shall have the exclusive right to collect the Cash from their subsidiaries; (c) this section 8.11 shall not create, or be interpreted or construed to create, any liability of any such subsidiaries to any Person other than the Debtors; and (d) the Debtors' rights under this section 8.11 shall not be enforceable to the extent that they would cause a breach of the Restructuring Loan Documents or the Budget and Funding Agreement. Nothing in this section 8.11 shall impair any rights or Claims of any entity against the Debtors, nor modify the obligations of the Debtors under the Bankruptcy Code, including section 1129(a)(9) of the Bankruptcy Code, or the Plan.

     8.12 Management/Board of Directors. On the Effective Date, the operation of the Reorganized Debtors shall become the general responsibility of the Reorganized Debtors' newly constituted Board of Directors (each a "Board" and collectively, the "Boards"), who shall thereafter have the responsibility for the management and control of the Reorganized Debtors. Immediately following the Effective Date, the New Board of Reorganized DDi Corp. shall consist of seven members, comprised as follows: (a) Bruce McMaster, (b) David Blair, (c) two Convertible Subordinated Note Holder designees (designated by the Ad Hoc Convertible Note Holder Committee prior to distribution of the Plan) which designees will be included in the Plan as sent to the Convertible Subordinated Note Holders for approval and (d) three Convertible Subordinated Note Holder designees (selected by the Ad Hoc Convertible Note Holder

Committee prior to distribution of the Plan) which designees will be included in the Plan as sent to the Convertible Subordinated Note Holders for approval (designees will be selected from list to be developed in conjunction with Reorganized DDi Corp., the Ad Hoc Convertible Note Holder Committee and their respective advisors). Prior to or immediately following the Effective Date of the Plan, Reorganized DDi Corp. shall use commercially reasonable efforts to provide to the Ad Hoc Convertible Note Holder Committee the names of at least three directors who meet the "independence" standards of the Securities and Exchange Commission and the Nasdaq National Market (whether or not Reorganized DDi Corp. or any of the securities of Reorganized DDi Corp. are subject to such standards). After the Effective Date of the Plan, and not less than annually thereafter, prior to any election by the stockholders or appointments by the Board (only if there are not remaining at the time of any such appointment by the Board, two members of the Board who have been previously recommended as nominees by the Preferred Stock Representatives (as defined below)), two Holders of the New Preferred Stock or New DDi Corp. Preferred Stock (if the Modified Structure is implemented) (who in either case initially will be Providence Capital, LLC and Tablerock Fund Management, LLC (the "Preferred Stock Representatives"), together, shall make reasonable recommendations in good faith (the "Designation Right") to the Board (or more frequently in the event any such Holder transfers any of its shares of New Preferred Stock or New DDi Corp. Preferred Stock, as the case may be, along with its Designation Right to an unaffiliated third party) with respect to two nominees, who shall be qualified and otherwise appropriate candidates for the Board in the event of an election by the stockholders and a number of nominees necessary to result in there being two acting members of the Board who have been recommended by such Preferred Stock Representatives in the event of an appointment by the Board. Such recommendation may be made by delivering notice thereof to Reorganized DDi Corp. within sixty (60) days after the written request by the Board of names for consideration (or more frequently in the event such Holder of New Preferred Stock or New DDi Corp. Preferred Stock, as the case may be, and any transferee thereof each certify that such Holder of New Preferred Stock or New DDi Corp.

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

Preferred Stock, as the case may be, has transferred its shares of New Preferred Stock or New DDi Corp. Preferred Stock, as the case may be, to such transferee). The Board shall submit a written request for names for consideration once a year (or more frequently in the event such Holder of New Preferred Stock or New DDi Corp. Preferred Stock, as the case may be, and any transferee thereof each certify that such Holder of New Preferred Stock or New DDi Corp. Preferred Stock, as the case may be, has transferred its shares of New Preferred Stock or New DDi Corp. Preferred Stock, as the case may be, to such transferee). If at any time while the New Preferred Stock or New DDi Corp. Preferred Stock, as the case may be, remains outstanding, those nominees recommended by such Holders of the New Preferred Stock or New DDi Corp. Preferred Stock, as the case may be, are not appointed by the Board to the Board (if the appointments are determined by the Board) or nominated by the Board or management of Reorganized DDi Corp. for election by the stockholders of Reorganized DDi Corp. to the Board, then as a remedy to the Holders of the New Preferred Stock or the New DDi Corp. Preferred Stock, as the case may be, for breach of the Designation Right, the New Preferred Stock or the New DDi Corp. Preferred Stock, as the case may be, shall bear a dividend rate equal to 17% per annum effective retroactively to the date of issuance (until such time as two nominees recommended to the Board pursuant to the foregoing procedures are appointed or nominated, whereupon the dividend rate shall be decreased to 15% per annum commencing on the date of such complying appointments or nominations.) Notwithstanding the foregoing, if (i) any member of the Board who holds New Preferred Stock or New DDi Corp. Preferred Stock, as the case may be (or who is a stockholder, director, member, partner, employee or otherwise an affiliate of a person or entity who holds New Preferred Stock or New DDi Corp. Preferred Stock, as the case may be) (each, a "Preferred Stock Board Member") votes against an appointment or nominee to the Board recommended by such holders of the New Preferred Stock or New DDi Corp. Preferred Stock, as the case may be (the "Recommended Board Member") in accordance with the foregoing provisions, (ii) such Recommended Board Member is not appointed or nominated to the Board because one or more Preferred Stock Board Members votes against such

Recommended Board Member and (iii) such Recommended Board Member would have been appointed or nominated to the Board had such Preferred Stock Board Member voted for such Recommended Board Member, then there shall be no increase in the dividend rate pursuant to the provisions of this section."

     8.13 Corporate Actions. On the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects (subject to the provisions of the Plan) by virtue of the entry of the Confirmation Order, in accordance with the Bankruptcy Code and applicable State law (including but not limited to section 303 of the Delaware General Corporations Law, to the extent applicable, and any analogous provision of the business corporation law or code of each other State in which any Reorganized Debtor is incorporated or organized) and without any requirement of further action by the stockholders, officers or directors of the Debtors or the Reorganized Debtors or DDi Europe, including, without limitation, the following: (a) the adoption and the filing with the Secretary of State of the State of Delaware of the Amended and Restated DDi Corp. Certificate of Incorporation; (b) the adoption of the Amended and Restated DDi Corp. Bylaws; (c) the adoption and filing with Companies House of the Amended and Restated DDi Europe Articles of Association (only if the Modified Structure is not implemented); (d) the issuance by DDi Europe of the New Preferred Stock (only if the Modified Structure is not implemented), (e) the issuance by Reorganized DDi Corp. of the New Common Stock, the New DDi Corp. Preferred Stock (only if the Modified Structure is implemented), the New Warrants and the Management Options contemplated under the Management Incentive Plan; (f) the execution and the delivery of, and the performance under, each of the Plan Documents, the Restructuring Loan Documents and all documents and agreements contemplated by or relating to any of the foregoing; and (g) the removal of all members of the respective Boards of Directors of the Debtors and the election of all members of the Boards of Directors of the Reorganized Debtors designated pursuant to the Plan. All matters provided for under the Plan involving the corporate structure of the Debtors or Reorganized Debtors and any corporate action required by the Debtors or Reorganized Debtors in connection

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

with the Plan shall be deemed to have occurred and shall be in effect pursuant to the Bankruptcy Code, without any requirement of further action by the shareholders, officers or directors of the Debtors or Reorganized Debtors. On the Effective Date, the appropriate officers of the Reorganized Debtors are authorized and directed to execute and to deliver the Plan Documents, the Restructuring Loan Documents and any other agreements, documents and instruments contemplated by the Plan, the Plan Documents or the Restructuring Loan Documents in the name and on behalf of the Reorganized Debtors.

     8.14 Revesting of Assets. Except as otherwise specifically provided in the Plan, on the Effective Date, all property of the Estates of the Debtors (including all rights of action held by such Estates, but excluding property that has been abandoned pursuant to an order of the Bankruptcy Court) shall revest in each of the Debtors whose Estates owned such property or interest in property immediately prior to the Effective Date, free and clear of all Claims, Liens, charges, encumbrances, rights and Equity Interests of Creditors and equity security holders. As of the Effective Date, the Reorganized Debtors may operate their businesses and use, acquire, and dispose of property and settle and compromise Claims or Equity Interests without the supervision of, or any authorization from, the Bankruptcy Court or the United States Trustee, and free of any restriction of the Bankruptcy Code or Bankruptcy rules, other than those restrictions specifically provided for in the Plan or the Confirmation Order. As of the Effective Date, all property of the Reorganized Debtors shall be free and clear of all Claims, Liens, encumbrances, and other interests of creditors and Holders of Equity Interests, except as otherwise expressly provided herein.

     8.15 Cancellation of Existing Securities and Agreements. On the Effective Date, except as otherwise specifically provided for in the Plan (including, without limitation, the DDi Capital Guarantee and Pledge) and except for the Debtors' obligation to pay, reimburse and indemnify the 5.25% Trustee, the 6.25% Trustee, the Senior Discount Trustee and the rights of the 5.25% Trustee, the 6.25% Trustee, the Senior Discount Trustee to payment thereof (including

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

any priority or lien rights); provided that the Indentures shall continue in effect for the purposes of allowing the 5.25% Trustee, the 6.25% Trustee, the Senior Discount Trustee, agent or servicer to make the distributions to be made on account of such Allowed Claims in connection with the Indentures under the Plan, (a) all existing Equity Interests and any note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors, including, without limitation, the Existing DDi Corp. Common Stock, any existing warrants or vested or unvested options to purchase Equity Interests in DDi Corp., the Convertible Subordinated
Note Indentures, the Convertible Subordinated Notes, the Existing Senior Discount Note Indenture and the Senior Discount Notes will be cancelled, (b) the Pre-Restructuring Loan Documents will be modified, exchanged and restated as provided in the Restructuring Loan Documents and (c) the obligations of, Claims against, and/or Equity Interests in the Debtors under, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing existing Equity Interests and any note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, as the case may be, including, without limitation, the Existing DDi Corp. Common Stock, the Convertible Subordinated Note Indentures, and the Convertible Subordinated Notes, the Senior Discount Note Indenture and the Senior Discount Notes will be released and discharged.

     8.16 Preservation of Rights of Action; Settlement of Litigation Claims. Except as otherwise provided herein or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with this Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all claims, rights or causes of action, suits, and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person or entity without the approval of the Bankruptcy Court. The Reorganized Debtors or their successor(s) may pursue such retained

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

claims, rights or causes of action, suits, or proceedings as appropriate, in accordance with the best interests of the Reorganized Debtors or their successor(s) who hold such rights.

                               IX. DISTRIBUTIONS

     9.1 Distribution Agent. The Distribution Agent shall make all distributions required hereunder, except with respect to (1) a Holder of a Claim whose distribution is governed by the Indentures, which distributions shall be deposited by the Distribution Agent with the 5.25% Trustee, the 6.25% Trustee or the Senior Discount Trustee, as the case may be, who shall respectively deliver such distributions to the Holders of Claims in accordance with the provisions hereof and the terms of the Indentures and (2) a distribution governed by the Secured Lender Warrant Agreement, which distributions shall be deposited by the Distribution Agent with the Administrative Agent, who shall deliver such distribution to the Secured Lenders in accordance with the terms hereof and the terms of the Secured Lender Warrant Agreement. The Distribution Agent may employ one or more sub agents on such terms and conditions as it may agree in its discretion, upon consultation with the Required Lenders. The Distribution Agent shall not be required to provide any bond in connection with the making of any distributions pursuant to the Plan.

     9.2  Distributions.

          9.2.1 Dates of Distributions. Any distribution required to be made on the Effective Date shall be deemed timely if made as soon as practicable after such date and, in any event, within thirty (30) days after such date, except that the distributions required to be made on the Effective Date to the (a) Senior Discount Trustee for distribution to the Senior Discount Note Holders for Allowed Class 5 Claims, (b) 5.25% Trustee and the 6.25% Trustee for distribution to the Convertible Subordinated Note Holders for Allowed Class 6a Claims and Allowed Class 6b Claims, and (c) Administrative Agent for distribution to the Secured Lenders, shall be made on the Effective Date. Any distribution required to be made upon a Disputed Claim becoming an

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

Allowed Claim and no longer being a Disputed Claim shall be deemed timely if made as soon as practicable thereafter.

          9.2.2 Limitation on Liability. Neither the Debtors, the Reorganized Debtors, the Ad Hoc Committees, the 5.25% Trustee, the 6.25% Trustee, the Senior Discount Trustee, the Administrative Agent and the Collateral Agent, their respective Affiliates, nor any of their respective employees, members, officers, directors, agents, or professionals or Affiliates shall be liable for (i) any acts or omissions (except for gross negligence or willful misconduct) in connection with implementing the distribution provisions of this Plan and the making or withholding of distributions pursuant to the Plan, or (ii) any change in the value of distributions made pursuant to the Plan resulting from any delays in making such distributions in accordance with the Plan's terms (including but not limited to any delays caused by the resolution of Disputed Claims).

     9.3  Old Instruments and Securities.

          9.3.1 Surrender and Cancellation of Instruments and Securities. As a condition to receiving any distribution pursuant, to the Plan, each Person holding any note or other instrument or security (other than the Convertible Subordinated Notes, Senior Discount Notes and the DDi Capital Guarantee and Pledge) (collectively "Instruments or Securities" and individually an "Instrument or Security") evidencing an existing Claim against or in a Debtor must surrender such Instrument or Security to the Distribution Agent.

          9.3.2 Rights of Persons Holding Instruments and Securities. As of the Effective Date, and whether or not surrendered by the Holder thereof, (a) all Existing DDi Corp. Common Stock, Convertible Subordinated Notes, Senior Discount Notes and all other Instruments and Securities evidencing any Claims or Equity Interests (other than the DDi Capital Guarantee and Pledge) shall be deemed automatically cancelled and deemed void and of no further force or effect, without any further action on the part of any person, and any Claims or Equity Interests under or evidenced by such Existing DDi Corp. Common Stock, Convertible Subordinated Notes, Senior Discount Notes or other Instruments or Securities (other than the DDi Capital

Guarantee and Pledge) shall be deemed discharged. All options to purchase any stock of DDi Corp. shall be deemed rejected, cancelled and terminated as of the Petition Date.

          9.3.3 Cancellation of Liens. Except as otherwise provided in the Plan, any Lien securing any Secured Claim shall be deemed released and discharged, and the Person holding such Secured Claim shall be authorized and directed to release any collateral or other property of the Debtors (including, without limitation, any cash collateral) held by such Person and to take such actions as may be requested by the Reorganized Debtors to evidence the release of such Lien, including, without limitation, the execution, delivery and Filing or recording of such releases as may be requested by Reorganized Debtors at the sole expense of Reorganized Debtors. This subsection 9.3.3 shall not apply to any Lien securing any of the Pre-Restructuring Bank Indebtedness.

     9.4 De Minimis Distributions and Fractional Shares. No Cash payment shall be made by the Reorganized Debtors to any Holder of Allowed Claims (other than Administrative Claims) unless a request therefore is made in writing to the Reorganized Debtors. No fractional shares of New Common Stock and New Preferred Stock (or New DDi Corp. Preferred Stock if the Modified Structure is implemented) shall be distributed; any entity that otherwise would be entitled to receive a fractional share distribution under this Plan shall instead receive an amount of shares rounded down to the next whole number. Any securities or other property that is not distributed as a consequence of this section shall, after the last distribution on account of Allowed Claims in the applicable Class be treated as "Unclaimed Property" under the Plan. This section 9.4 shall not apply to any of the Secured Lenders.

     9.5 Delivery of Distributions. Except as provided in Section 9.7 with respect to Unclaimed Property, distributions to Holders of Allowed Claims, Allowed Administrative Claims, Allowed Class 5 Claims, Allowed Class 6a Claims and Allowed Class 6b Claims shall be distributed by mail as follows: (1) with respect to each Holder of an Allowed Claim that has filed a proof of claim, at the address for such Holder as maintained by the official claims agent for the Debtors; (2) with respect to each Holder of an Allowed Claim that has not filed a proof of

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

claim, at the address reflected on the Schedules filed by the Debtors, provided, however, that if the Debtors or the Reorganized Debtors have received a written notice of a change of address for such Holder, the address set forth in such notice shall be used; (3) with respect to each Holder of an Allowed Administrative Claim, at such address as the Holder may specify in writing; (4) with respect to each Holder of an Allowed Class 6a Claim or Allowed Class 6b Claim, to the 5.25% Trustee or the 6.25% Trustee, as the case may be; (5) with respect to each Holder of an Allowed Claim under the Senior Discount Notes and the Existing Senior Discount Note Indenture, to the Senior Discount Trustee; or
(6) with respect to each Holder of an Allowed Class 1 Claim, to the Administrative Agent.

     9.6 Undeliverable Distributions. If the distribution of Cash, New Preferred Stock or New DDi Corp. Securities (other than the Secured Lender Warrants) to the Holder of any Allowed Claim, Allowed Administrative Claim, Allowed Class 5 Claims, Allowed Class 6a Claims, or Allowed Class 6b Claims, is returned to the Distribution Agent, the 5.25% Trustee, the 6.25% Trustee or the Senior Discount Trustee as undeliverable (any such distribution being hereinafter referred to as "Unclaimed Property"), no further distribution shall be made to such Holder unless and until the Distribution Agent, the 5.25% Trustee, the 6.25% Trustee or the Senior Discount Trustee is notified in writing of such Holder's then current address. Subject to the remainder of this section and following section 9.7, Unclaimed Property shall remain in the possession of the Distribution Agent, the 5.25% Trustee, the 6.25% Trustee or the Senior Discount Trustee pursuant to this Section, and shall be set aside and (in the case of Cash) held in a segregated interest bearing account (as to Cash Unclaimed Property) to be maintained by the Distribution Agent, the 5.25% Trustee, the 6.25% Trustee or the Senior Discount Trustee, as the case may be, until such time as the subject distribution becomes deliverable. Nothing contained in the Plan shall require the Distribution Agent, the 5.25% Trustee, the 6.25% Trustee, the Senior Discount Trustee, or any other Person to attempt to locate such Person. This section 9.6 shall not apply to any of the Secured Lenders.

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     9.7 Disposition of Unclaimed Property. If the Person entitled thereto notifies the Distribution Agent, the 5.25% Trustee, the 6.25% Trustee or the Senior Discount Trustee, as the case may be, of such Person's claim to the distribution of Unclaimed Property within nine (9) months following the Effective Date, the Unclaimed Property distributable to such Person, together with any interest or dividends earned thereon, shall be paid or distributed to such Person. Any Holder of an Allowed Claim, Allowed Administrative Claim, Allowed Class 5 Claim, Allowed Class 6a Claim or Allowed Class 6b Claim that does not assert a claim in writing for Unclaimed Property held by the Distribution Agent, the 5.25% Trustee, the 6.25% Trustee or the Senior Discount Trustee, as the case may be, within nine (9) months after the Effective Date shall no longer have any claim to or interest in such Unclaimed Property, and shall be forever barred from receiving any distributions under this Plan or otherwise from the Distribution Agent, the 5.25% Trustee, the 6.25% Trustee or the Senior Discount Trustee, as the case may be. In such cases, any Unclaimed Property held for distribution on account of such Allowed Claims, Administrative Claims, Allowed Class 5 Claims, Allowed Class 6a Claims and Allowed Class 6b Claims shall be retained by the Distribution Agent, the 5.25% Trustee, the 6.25% Trustee or the Senior Discount Trustee, as the case may be, as follows: pursuant to Bankruptcy Code section 347(b), (a) any undistributed Cash shall be the property of the Distribution Agent; provided, however, that any undistributed Cash whose distribution is governed by the Existing Senior Discount Note Indenture shall be returned by the Senior Discount Trustee to the Distribution Agent and distributed by the Distribution Agent to DDi Capital, (b) any undistributed New DDi Corp. Securities (other than the Secured Lender Warrants) shall be the property of the Distribution Agent; provided, however that any undistributed New Common Stock and New Preferred Stock (or New DDi Corp. Preferred Stock if the Modified Structure is implemented) which was distributed for the benefit of the Convertible Subordinated Note Holders shall be retained by or transferred to the 5.25% Trustee or the 6.25% Trustee, as the case may be, and distributed Pro Rata to Holders of Allowed Class 6a Claims and Allowed Class 6b Claims that have claimed their initial distributions, in each case,

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free from any restrictions thereon, and such undistributed Cash or securities shall not be subject to the unclaimed property or escheat laws of any State or other governmental unit. This section 9.7 shall not apply to any of the Secured Lenders.

     9.8 Effect of Distribution Record Date. As of the close of business on the Distribution Record Date, the transfer register for any instrument, security, or other documentation canceled pursuant to the Plan (including, but not limited to, the Existing DDi Corp. Common Stock, any existing warrants or vested or unvested options to purchase Equity Interests in DDi Corp., the Convertible Subordinated Note Indentures, the Convertible Subordinated Notes, the Existing Senior Discount Indenture and the Senior Discount Notes) shall be closed and there shall be no further changes in the record Holders of any such instrument, security, or documentation. The Reorganized Debtors shall have no obligation to recognize the transfer of any such instrument, security, or other documentation occurring after the Distribution Record Date, and shall be entitled for all purposes herein to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date.

     9.9 Setoffs. Except as otherwise provided herein, the Reorganized Debtors may, pursuant to sections 502(d) or 553 of the Bankruptcy Code or applicable non-bankruptcy law, offset against any Allowed Claim (other than an Allowed Class 1 Claim, Allowed Class 5 Claim, Allowed Class 6a Claim, Allowed Class 6b Claim), and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the Claims, rights, and Causes of Action of any nature that the Debtors or Reorganized Debtors may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such Claims, rights, and causes of Action that the Debtors or the Reorganized Debtors may possess against such Holder.

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                   X. OBJECTIONS TO CLAIMS AND DISPUTED CLAIMS

     10.1 Objections to Claims. The Reorganized Debtors shall have the sole and exclusive right to file and prosecute objections to Claims. Unless another date is established by order of the Bankruptcy Court or the Plan, any objection to a Claim shall be Filed with the Bankruptcy Court and served on the Person holding such Claim on or before the applicable Claims Objection Deadline. The Reorganized Debtors shall have the right to petition the Bankruptcy Court, without notice or a hearing, for an extension of the Claims Objection Deadline.

     10.2 Treatment of Disputed Claims.

          10.2.1 No Distribution Pending Allowance. If any portion of a Claim is a Disputed Claim, no payment or distribution provided for under the Plan shall be made on account of such Claim unless and until such Claim becomes an Allowed Claim and is no longer a Disputed Claim; provided, however, that this section does not apply to any distributions made on account of the Allowed Class 6a Claims or Allowed Class 6b Claims.

          10.2.2 Distribution After Allowance. As soon as practicable following the date on which a Disputed Claim becomes an Allowed Claim and is no longer a Disputed Claim, the Distribution Agent shall distribute to the Person holding such Claim any Cash or New Common Stock that would have been distributable to such Person if on the Effective Date such Claim had been an Allowed Claim and not a Disputed Claim.

                       XI. EFFECT OF CONFIRMATION OF PLAN

     11.1 Discharge. Except as otherwise specifically provided in the Plan or in the Confirmation Order, pursuant to section 1141(d) of the Bankruptcy Code, the distributions and rights that are provided in the Plan shall be in complete satisfaction, discharge and release, effective as of the Effective Date, of all Claims, whether known or unknown, against liabilities of, Liens on, obligations of, rights against and Equity Interests in the Debtors, or any of their assets or properties, regardless of whether any property shall have been distributed or retained

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

pursuant to the Plan on account of such Claims, rights and Equity Interest, including but not limited to, Claims and Equity Interests that arose before the Confirmation Date, including all debts of the kind specified in section 502(g), 502(h) and 502(i) of the Bankruptcy Code, in each case whether or not (a) a proof of claim or interest based upon such Claim, debt or Equity Interest is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim of Equity Interest based upon such Claim, debt, right or Equity Interest is allowed under section 502 of the Bankruptcy Code, or (c) the Holder of such a Claim, right, or Equity Interest accepted the Plan. The Confirmation Order shall constitute a determination of the discharge of all of the Claims against and Equity Interest in the Debtors, subject to the occurrence of the Effective Date.

     11.2 Injunction. Except as otherwise expressly provided in the Plan, the documents executed pursuant to the Plan, or the Confirmation Order, on and after the Effective Date, all Persons and Entities who have held, currently hold, or may hold a debt, Claim, or Equity Interest discharged pursuant to the terms of the Plan (including but not limited to States and other governmental units, and any State official, employee, or other entity acting in an individual or official capacity on behalf of any State or other governmental units) shall be deemed permanently enjoined from taking any of the following actions on account of any such discharged debt, Claim, or Equity Interest: (1) commencing or containing in any manner any action or other proceeding against the Debtors, the Reorganized Debtors, their successors, or their property; (2) enforcing, attaching, executing, collecting, or recovering in any manner any judgment, award, decree, or order against the Debtors, the Reorganized Debtors, their successors, or their property; (3) creating, perfecting, or enforcing any Lien or encumbrance against the Debtors, the Reorganized Debtors, their successors, or their property; (4) asserting any set off, right of subrogation, or recoupment of any kind against any obligation due the Debtors, the Reorganized Debtors, their successors, or their property; and (5) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of this Plan. Any person or entity injured by any willful violation of such

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injunction shall recover actual damages, including costs and attorneys' fees, and , in appropriate circumstances, may recover punitive damages from the willful violator.

                    XII. LIMITATION OF LIABILITY AND RELEASES

     12.1 No Liability for Solicitation or Participation. As specified in section 1125(e) of the Bankruptcy Code, entities that solicit acceptances or rejections of the Plan and/or that participate in the offer, issuance, sale, or purchase of the New DDi Corp. Securities and the New Preferred Stock offered or sold under the Plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, shall not be liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of securities.

     12.2 Good Faith Finding. Confirmation of the Plan shall constitute a finding that (a) the Plan has been proposed in good faith and in compliance with all applicable provisions of the Bankruptcy Code and (b) the solicitation of acceptances of rejections of the Plan by all Persons (except as set forth below) and the offer, issuance, sale, or purchase of a security offered or sold under the Plan has been in good faith and in compliance with all applicable provisions of the Bankruptcy Code.

     12.3 Exculpation/Limitation of Liability. Except as otherwise specifically provided in this Plan, the Debtors, their non-debtor Affiliates, and each of their respective members, officers, directors, employees, advisors, accountants, attorneys, and other agents acting in such capacity, shall neither have nor incur any liability to any Holder of any Claim or Equity Interest or any other Person for any act or omission thereof taken in connection with, related to, or arising out of, the negotiations, formulation, preparation, dissemination, implementation, administration, consummation and pursuit of Confirmation of the Plan, the Disclosure Statement, the Chapter 11 Cases, or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan, including the RSA, PSA, and SDNPSA or the offer, issuance, sale or purchase of New DDi Corp. Securities and the New Preferred Stock

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

under the Plan, or any other act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Pre-Restructuring Bank Indebtedness, the Convertible Subordinated Notes, or the Senior Discount Notes; provided however, that the provisions of this section of the Plan shall (i) have no effect on the liability of any of the Debtors, their non-debtor Affiliates, and each of their respective members, officers, directors, employees, advisors, accountants, attorneys, and other agents acting in such capacity, that results from any such act or omission that is determined in a Final Order to have been the direct result of fraud, gross negligence, breach of fiduciary duty, or willful misconduct; or (ii) limit the liability of the advisors, accounts, attorneys and other agents acting in such capacity to their respective clients pursuant to DR 6-102 of the Code of Professional Responsibility. The Debtors, their non-debtor Affiliates, and each of their respective members, officers, directors, employees, advisors, accountants, attorneys, and other agents acting in such capacity, shall be entitled to rely, in every respect, upon the advice of counsel with respect to their duties and responsibilities under or with respect to the Plan.

     12.4 Debtors' Releases and Injunction.

          12.4.1 Release. On the Confirmation Date (but subject to the occurrence of the Effective Date), each of the Debtors, their respective non-debtor affiliates and subsidiaries and each of the officers, directors and advisors of the Debtors and their non-debtor affiliates and subsidiaries, shall conclusively, absolutely, unconditionally, irrevocably and forever release, waive and discharge the Released Parties from any and all of the Released Claims and any and all Claims and Causes of Action arising from or related in any way to the Released Claims.

          12.4.2 Injunction. On the Confirmation Date (but subject to the occurrence of the Effective Date), each of the Debtors, their respective non-debtor affiliates and subsidiaries and each of the officers, directors and advisors of the Debtors and their non-debtor affiliates and subsidiaries, shall conclusively, absolutely, unconditionally, irrevocably and forever be permanently enjoined from:

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

               (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind in respect of a Released Claim against any and all Released Parties or their respective direct or indirect successors or transferees in interest, or any assets or property of such transferees or successors;

               (ii) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means whether directly or indirectly any judgment, award, decree or order in respect of a Released Claim against any and all Released Parties or their respective assets or property, or their respective direct or indirect successors or transferees in interest, or any assets or property of such transferees or successors;

               (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any Lien in respect of a Released Claim against any and all Released Parties or their respective assets or property, or their respective direct or indirect successors or transferees in interest, or any assets or property of such transferees or successors;

               (iv) asserting any set-off, right of subrogation or recoupment of any kind in respect of a Released Claim, directly or indirectly against any obligation due to any and all Released Parties or their respective assets or property, or their respective direct or indirect successors or transferees in interest, or any assets or property of such transferees or successors; and

               (v) prosecuting or attempting to prosecute any and all Claims and Causes of Action arising from or related in any way to the Released Claims which they have or may have against any and all of the Released Parties.

     12.5 Releases and Injunction.

          12.5.1 Release. On the Confirmation Date (but subject to the occurrence of the Effective Date), each Person and Entity, other than the Debtors, their respective non-debtor affiliates and subsidiaries and each of the officers, directors and advisors of the Debtors and their respective non-debtor affiliates and subsidiaries acting in such capacity, that votes to accept the Plan and/or does not file an objection to the entry of the Confirmation Order and/or receives

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

consideration under the Plan, shall conclusively, absolutely, unconditionally, irrevocably and forever release, waive and discharge the Released Parties from any and all of the Released Claims and any and all Claims and Causes of Action arising from or related in any way to the Released Claims.

          12.5.2 Injunction. On the Confirmation Date (but subject to the occurrence of the Effective Date), each Person and Entity, other than the Debtors, their respective non-debtor affiliates and subsidiaries and each of the officers, directors and advisors of the Debtors and their respective non-debtor affiliates and subsidiaries, that votes to accept the Plan and/or does not file an objection to the entry of the Confirmation Order and/or receives consideration under the Plan, shall conclusively, absolutely, unconditionally, irrevocably and forever be permanently enjoined from:

               (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind in respect of a Released Claim against any and all Released Parties or their respective direct or indirect successors or transferees in interest, or any assets or property of such transferees or successors;

               (ii) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means whether directly or indirectly any judgment, award, decree or order in respect of a Released Claim against any and all Released Parties or their respective assets or property, or their respective direct or indirect successors or transferees in interest, or any assets or property of such transferees or successors;

               (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any Lien in respect of a Released Claim against any and all Released Parties or their respective assets or property, or their respective direct or indirect successors or transferees in interest, or any assets or property of such transferees or successors;

               (iv) asserting any set-off, right of subrogation or recoupment of any kind in respect of a Released Claim, directly or indirectly against any obligation due to any and all Released Parties or their respective assets or property, or their respective direct or indirect

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

successors or transferees in interest, or any assets or property of such transferees or successors; and

               (v) prosecuting or attempting to prosecute any and all Claims and Causes of Action arising from or related in any way to the Released Claims which they have or may have against any and all of the Released Parties.

               XIII. CONDITIONS TO CONFIRMATION AND EFFECTIVENESS

     13.1 Conditions Precedent to Plan Confirmation. The conditions precedent to Confirmation of the Plan shall include, without limitation, the following:

          13.1.1 The Confirmation Order shall be in form and substance satisfactory to the Debtors, the Co-Sponsors, the Ad Hoc Senior Discount Note Holder Committee and the Required Lenders.

          13.1.2 The aggregate amount filed or asserted in documents filed with the Bankruptcy Court as of the first business day prior to the Confirmation Hearing of (a) the Allowed and Disputed Administrative Claims (exclusive of post-Petition Date trade payables incurred in the ordinary course of business and the Claims of the Professionals described in section 13.1.3 below); (b) Allowed and Disputed Priority Claims; and (c) Allowed and Disputed Tax Claims does not exceed $500,000.

          13.1.3 The aggregate amount filed or asserted in documents filed with the Bankruptcy Court as of the first business day prior to the Confirmation Hearing of the Allowed and Disputed Administrative Claims relating to the amount of the Professionals' Advisor Fees (as defined in the Budget and Funding Agreement) does not exceed $2,500,000.

          13.1.4 The aggregate amount of Allowed and Disputed Class 4 Claims as of the Claims Bar Date does not exceed $500,000.

     13.2 Conditions Precedent to Plan Effectiveness. The following shall be conditions precedent to the effectiveness of the Plan and the occurrence of the Effective Date.

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

          13.2.1 The Confirmation Order in form and substance satisfactory to the Debtors, the Co-Sponsors, the Ad Hoc Senior Discount Note Holder Committee and the Required Lenders shall have been entered and have become a Final Order.

          13.2.2 All agreements and instruments contemplated by, or to be entered into pursuant to, the Plan, including, without limitation, each of the Plan Documents necessary for consummation of the Plan and the Restructuring Loan Documents necessary for consummation of the restructuring of the Pre-Restructuring Bank Indebtedness, shall have been duly and validly executed by the parties thereto and all conditions of their effectiveness shall have been satisfied or waived. Upon satisfaction of all conditions precedent to effectiveness of the Plan, unless waived, and the Effective Date, all parties shall be deemed to have delivered all of the documents and instruments described herein simultaneously, and effectiveness of the Plan and the Plan Effective Date shall be deemed to have occurred simultaneously with such delivery.

     13.3 Waiver of Conditions. The conditions set forth in sections 13.1 and
13.2 may be waived with the prior written consent of the Required Lenders, the Ad Hoc Committees and the Debtors, at any time, without notice, leave or order of the Bankruptcy Court, and without any formal action other than proceeding to obtain the Confirmation Order and consummate the Plan.

                         XIV. RETENTION OF JURISDICTION

     14.1 Retention of Jurisdiction. Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Cases and any of the proceedings arising from, or relating to, the Cases pursuant to section 1142 of the Bankruptcy Code and 28 U.S.C. (S) 1334 to the fullest extent permitted by the Bankruptcy Code and other applicable law, including, without limitation, such jurisdiction as is necessary to ensure that the purpose and intent of the Plan are carried out; provided, however, that the Bankruptcy Court shall not have nor retain jurisdiction over any of the Restructuring Loan Documents (other than non-exclusive jurisdiction with respect to the Restructuring Loan Documents being filed as Plan Documents). Without limiting the generality of the foregoing the Bankruptcy Court shall retain jurisdiction for the following purposes:

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

                    (a) to hear and determine any and all objections to the allowance, or requests for estimation, of Claims or the establishment of reserves pending the resolution of Disputed Claims;

                    (b) to consider an act on the compromise and settlement of any Claim against, or cause of action on behalf of, any Debtor or any Estate;

                    (c) to enter such orders as may be necessary or appropriate in connection with the recovery of the Debtors' assets wherever located;

                    (d) to hear and determine any and all applications for allowance of compensation and reimbursement of expenses;

                    (e) to hear and determine any and all controversies, suits and disputes arising under or in connection with the interpretation, implementation or enforcement of the Plan and any of the documents intended to implement the provisions of the Plan or any other matters to be resolved by the Bankruptcy Court under the terms of the Plan.

                    (f) to hear and determine any motions or contested matters involving Taxes, tax refunds, tax attributes and tax benefits and similar and related matters with respect to any Debtor arising prior to the Effective Date or relating to the administration of the Cases, including, without limitation, matters involving federal, state and local Taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

                    (g) to hear and determine any and all applications, adversary proceedings and contested matters pending on the Effective Date or that may be commenced thereafter as provided in the Plan;

                    (h) to effectuate distributions under and performance of the provisions of the Plan.

                    (i) to hear and determine any applications to modify any provision of the Plan to the full extent permitted by the Bankruptcy Code;

                    (j) to correct any defect, cure any omission or reconcile any inconsistency in the Plan, the exhibits to the Plan and annexes thereto, including any of the Plan

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

Documents, or any order of the Bankruptcy Court, including the Confirmation Order, as may be necessary to carry out the purposes and intent of the Plan;

                    (k) to determine such other matters as may be provided for in the Confirmation Order or as may from time to time be authorized under the provisions of the Bankruptcy Code or any other applicable law;

                    (l) to enforce all order, judgments, injunctions and exculpations issued or entered in connection with the Cases or the Plan;

                    (m) to enter such orders as may be necessary or appropriate in aid of confirmation and to facilitate implementation of the Plan, including, without limitation, any orders as may be appropriate in the event that the Confirmation Order is for any reason stayed, revoked, modified or vacated;

                    (n) to determine any other matter not inconsistent with the Bankruptcy Code;

                    (o) to issue a final decree closing the Cases.

                     XV. MODIFICATION OR WITHDRAWAL OF PLAN

     15.1 Modification of Plan. At any time prior to confirmation of the Plan, with the prior written consent of the Co-Sponsors and the Required Lenders, the Reorganized Debtors may supplement, amend or modify the Plan. After confirmation of the Plan, with the prior written consent of the Co-Sponsors and the Required Lenders, the Debtors or Reorganized Debtors may (x) apply to the Bankruptcy Court, pursuant to section 1127 of the Bankruptcy Code, to modify the Plan; and
(y) apply to the Bankruptcy Court to remedy defects or omissions in the Plan or to reconcile inconsistencies in the Plan.

     15.2 Termination Events. If confirmation is denied by a Final Order, or if the Effective Date does not occur by January 8, 2004 (or such later date as may be agreed to in writing by the Debtors and the Co-Sponsors and the Required Lenders), then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtors or any other Person or to prejudice in

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

any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.

     15.3 Nonconsensual Confirmation. In the event that any impaired Class of Claims or Equity Interests shall fail to accept the Plan in accordance with section 1129(a)(8) of the Bankruptcy Code, the Debtors (i) may request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code, and (ii) in accordance with Section 15.1, and with the consent of the Co-Sponsors and the Required Lenders, may modify the Plan in accordance with section 1127(a) of the Bankruptcy Code.

                               XVI. MISCELLANEOUS

     16.1 Payment of Statutory Fees. All quarterly fees due and payable to the Office of the United States Trustee pursuant to section 1930(a)(6) of Title 28 of the United States Code shall be paid in full on or before the Effective Date, or, to the extent such quarterly fees are disputed, an adequate reserve shall have been established and set aside for payment in full thereof, as required by section 1129(a)(12) of the Bankruptcy Code. Each Reorganized Debtor shall remain responsible for timely payment of its respective quarterly fees due and payable after the Effective Date and until such Reorganized Debtor's Case is closed, to the extent required by section 1930(a)(6) of Title 28 of the United States Code.

     16.2 Payment Dates. Whenever any payment or distribution to be made under the Plan shall be due on a day other than a business day, such payment or distribution shall instead be made, without interest, on the immediately following Business Day.

     16.3 Headings. The headings used in the Plan are inserted for convenience only and neither constitutes a portion of the Plan nor in any manner affect the construction of the provisions of the Plan.

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

     16.4 Other Documents and Actions. The Reorganized Debtors may execute such other documents and take such other actions as may be necessary or appropriate to effectuate the transactions contemplated under this Plan.

     16.5 Notices. All notices and requests in connection with the Plan shall be in writing and shall be hand delivered or sent by mail addressed to:

To the Debtors:

DDi Corp.
1220 North Simon Circle
Anaheim, CA 92806
Attention: Timothy Donnelly

With copies to:

Kirkland & Ellis LLP
777 South Figueroa Street
Los Angeles, CA  90017
Attention: Sharon M. Kopman

To the Secured Lenders:

JPMorgan Chase Bank
270 Park Avenue, 20th Floor
New York, NY 10017
Attention: Michael Lancia

With copies to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY  10017
Attention: Kathrine A. McLendon

To the Ad Hoc Convertible Note Holder Committee:

Tablerock Fund Management
505 Park Avenue, 5th Floor
New York, NY 10022
Attention: Jeffrey D. Lapin

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

With copies to:

Stutman Treister & Glatt Professional Corporation
1901 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Attention: George C. Webster II

To the Ad Hoc Senior Discount Note Holder Committee:

JP Morgan Partners
1221 Avenue of the Americas, 34th Floor
New York, NY 10020
Attention: Kevin O'Brien

With copies to:

Hahn & Hessen LLP
488 Madison Avenue
New York, NY  10022
Attention: Jeffrey L. Schwartz

To the 5.25% Trustee:

US Bank
555 SW Oak Street
Portland, Oregon 97204
Attention: Lawrence Bell

With copies to:

Maslon Edelman Borman & Brand, LLP
3300 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402

To the 6.25% Trustee:

US Bank
555 SW Oak Street
Portland, Oregon 97204
Attention: Lawrence Bell

With copies to:

Maslon Edelman Borman & Brand, LLP
3300 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402

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

To the Senior Discount Trustee:

Wilmington Trust Company
1100 North Market Street
Wilmington, Delaware 19890
Attention: Sandra R. Ortiz

With copies to:

Curtis, Mallet-Prevost, Colt & Mosle, LLP
101 Park Avenue
New York, New York 10178
Attention: Steven J. Reisman

All notices and requests to any Person holding of record any Claim of Equity Interest shall be sent to them at their last known address or to the last known address of their attorney of record. Any such Person may designate in writing any other address for purposes of this Section 16.5 which designation will be effective on receipt.

     16.6 Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of New York (without reference to its conflict of law rules) shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan, unless otherwise specifically provided in such agreements, documents, or instruments.

     16.7 Binding Effect. The Plan and all rights, duties and obligations thereunder shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, Holders of Claims, Holders of Equity Interests, and their respective successors and assign.

     16.8 Successors and Assigns. The rights, benefits, and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors, and assigns of such entity.

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     16.9 No Waiver. The failure of the Debtors or any other Person to object to any Claim for purposes of voting shall not be deemed a waiver of the Debtors' or Reorganized Debtors' right to object to or examine such Claim, in whole or in part.

     16.10 Exemption from Securities Laws. All of the New Preferred Stock and New DDi Corp. Securities distributed pursuant to this Plan are and shall be entitled to the benefits and exemptions provided by section 1145 of the Bankruptcy Code.

     16.11 Inconsistencies. In the event the terms or provisions of the Plan and the Confirmation Order are inconsistent with the terms and provisions of the Exhibits to the Plan or documents executed in connection with the Plan (other than the Restructuring Loan Documents), the terms of the Plan and the Confirmation Order shall control. In the event the terms and provisions of the Plan and the Confirmation Order are inconsistent with the terms and provisions of the Restructuring Loan Documents, the terms of the Restructuring Loan Documents shall control.

     16.12 Exemption from Certain Transfer Taxes and Recording Fees. Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or to any other Person or entity pursuant to the Plan, or any agreement regarding the transfer of title to or ownership of any of the Debtors' real or personal property or of any other interest in such property (including, without limitation, a security interest) will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

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     16.13 Post-Confirmation Conversion/Dismissal. A creditor or party in interest may bring a motion to convert or dismiss the case under (S) 1112(b), after the Plan is confirmed, if there is a default in performing the Plan. The Debtors and Reorganized Debtors reserve the right to object to any motion for conversion or dismissal. If the Court orders any of the Cases converted to Chapter 7 after the Plan is confirmed, then all property that had been property of the Chapter 11 Estate, and that has not been disbursed pursuant to the Plan, will revest in the Chapter 7 estate. The automatic stay will be reimposed upon the revested property, but only to the extent that relief from stay was not previously authorized by the Court during this case.

     16.14 Final Decree. Once an Estate has been fully administered, as referred to in Bankruptcy Rule 3022, the applicable Reorganized Debtor, or other party as the Court shall designate in the Confirmation Order, shall file a motion with the Court to obtain a final decree to close the Case of such Debtor.

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Date: October 31, 2003               DDi Corp., a Delaware corporation


                                     By: /s/ Timothy J. Donnelly
                                         ---------------------------------------
                                         Name: Timothy J. Donnelly
                                         Title: Vice President


Date: October 31, 2003               DDi Capital Corp., a California corporation


                                     By: /s/ Timothy J. Donnelly
                                         ---------------------------------------
                                         Name: Timothy J. Donnelly
                                         Title: Vice President

Submitted by:
Kirkland & Ellis LLP


By: /s/ Richard L. Wynne
    -----------------------------------------------
    Richard L. Wynne (RW-5630)
    Sharon M. Kopman (SK-3295)
    Christian C. Lymn (CL-3159)
    Attorneys for Debtors and Debtors-In-Possession